Exhibit 4.2

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ELECTRICITY DISTRIBUTION LICENCE:
STANDARD CONDITIONS

Utilities Act 2000

Determination of Standard Licence Conditions for

Electricity Distribution Licences

The Secretary of State, in exercise of the powers conferred on her by section 33(1) and (2) of the Utilities Act 2000 (“the Act”) hereby determines that the attached conditions shall be standard conditions for the purpose of electricity distribution licences.

The standard conditions shall be incorporated into distribution licences as standard conditions with effect from the commencement of section 33(3) of the Act.

Nigel Peace
An official of the Department of Trade and Industry authorised to act on behalf of the Secretary of State

27 September 2001

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PART I - TERMS OF THE LICENCE

1.	This licence, treated as granted under section 6(1)(c) of the electricity act 1989 (“the act”), authorises NORWEB plc (a company registered in England and Wales under number 2366949) (“the licensee”) whose registered office is situated at Dawson House, Great Sankey, Warrington, Cheshire WA5 3LW to distribute electricity for the purpose of giving a supply to any premises in the specified area in schedule 1 or enabling a supply to be so given during the period specified in paragraph 3 below, subject to:

(a) the standard conditions of electricity distribution licences referred to in Part II below, which shall have effect in the licence subject to such amendments (if any) as are set out in Part III below (together “the conditions”);

(b) the special conditions, if any, set out in Part IV below (“the special conditions”);

(c) such Schedules hereto, if any, as may be referenced in the conditions, the special conditions or the terms of the licence.

2	This licence is subject to transfer, modification or amendment in accordance with the provisions of the Act, the special conditions or the conditions.

3	This licence, unless revoked in accordance with the terms of Schedule 2, shall continue until determined by not less than 25 years’ notice in writing given by the Authority to the licensee.

4	The provisions of section 109(1) of the Act (Service of documents) shall have effect as if set out herein as if for the words “this Act” there were substituted the words “this licence”.

5	Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Part I to IV inclusive of, and the Schedules to, this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6	References in this licence to a provision of any enactment, where after the date of this licence –

(a) the enactment has been replaced or supplemented by another enactment, and

(b) such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment.

7.	Pursuant to paragraph 5 of standard condition 2 (Application of Section C (Distribution Services Obligations)) of the Electricity Distribution Licence the “distribution services area” is specified in Schedule 3 hereto.

Pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September 2001 this licence was made and is treated as granted under section 6(1)(c) of the Electricity Act 1989.

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PART II. THE STANDARD CONDITIONS

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Condition 1. Definitions and Interpretation

1.	In these standard conditions, unless the context otherwise requires:

	the “Act”	means the Electricity Act 1989.

	“affiliate”	in relation to the licensee means any holding company of the licensee, any subsidiary of the licensee or any subsidiary of a holding company of the licensee in each case within the meaning of section 736, 736A and 736B of the Companies Act 1985.

	“alternative accounting rules”	for the purposes of standard condition 42 (Regulatory Accounts) only, has the meaning given in that condition.

	“amendment”	for the purposes of standard condition 49 (Incentive Scheme and Associated Information) only, has the meaning given in that condition.

	“Application Regulations”	means the Electricity (Applications for Licences and Extensions and Restrictions of Licences) Regulations 2001.

	“appropriate time”	for the purposes of standard condition 39

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(Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“auditors”	means the licensee’s auditors for the time being holding office in accordance with the requirements of the Companies Act 1985.

“authorised”	in relation to any business or activity means authorised by licence granted or treated as granted under section 6 or by exemption granted under section 5 of the Act.

“authorised electricity operator”	means any person (other than the licensee) who is authorised to generate, transmit, distribute, or supply electricity and shall include any person who has made an application to be so authorised which application has not been refused and any person transferring electricity to or from or across an interconnector or Scottish interconnection or who has made an application for use of an interconnector or Scottish interconnection which has not been refused.

the “Authority”	means the Gas and Electricity Markets Authority established under section 1 of the Utilities Act 2000.

“BSC”	for the purposes of Section B only, has the meaning given in standard condition 10 (Balancing and

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Settlement Code and NETA Implementation).

“ BSC Framework Agreement”	for the purposes of standard condition 10 (Balancing and Settlement Code and NETA Implementation) only, has the meaning given in that condition.

“bilateral agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“charge restriction conditions”	for the purposes of standard condition 49 (Incentive Scheme and Associated Information) only, has the meaning given in that condition.

“charging review date”	for the purposes of standard condition 49 (Incentive Scheme and Associated Information) only, has the meaning given in that condition.

“competent authority”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“confidential information”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“consolidated distribution business”	for the purposes of standard condition 42 (Regulatory Accounts) only, has the meaning given

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in that condition.

“construction agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“Consumer Council ”	means the Gas and Electricity Consumer Council as established under section 2 of the Utilities Act 2000.

“convenience customers”	means customers supplied or requiring to be supplied at any premises which are (i) connected to the licensee’s distribution system; and (ii) situated within the distribution services area of a distribution services provider other than the licensee.

“core industry documents”	for the purposes of standard conditions 10 (Balancing and Settlement Code and NETA Implementation) and 11 (Change Co-ordination for NETA) only, has the meaning given in standard condition 10; and for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“cross-default obligation”	for the purposes of standard condition 47 (Indebtedness) only, has the meaning given in that condition.

“current cost assets”	for the purposes of standard condition 42 (Regulatory Accounts) only, has the meaning given

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in that condition.

“CUSC”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“CUSC Framework agreement”	for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

“customer”	means any person supplied or requiring to be supplied with electricity at any premises in Great Britain, but shall not include any authorised electricity operator in its capacity as such.

“data aggregation”	has the meaning given in standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services).

“data processing”	has the meaning given in standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services).

“data retrieval”	has the meaning given in standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services).

“data transfer service”	for the purposes of Section C only, has the meaning

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given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“declared net capacity”	means, in relation to generation plant, the highest generation of electricity at the main alternator terminals which can be maintained for an indefinite period of time without causing damage to the plant, less so much of that capacity as is consumed by the plant.

“disposal”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition.

“distribution arrangements”	has the meaning given in standard condition 25 (Long Term Development Statement).

“distribution business”	means a business of the licensee, or in relation to sub-paragraphs (a) and (b) below, and except to the extent otherwise specified by the authority in a direction to the licensee, any business of any affiliate or related undertaking of the licensee comprising:

(a) the distribution of electricity through the licensee’s distribution system, including any business in providing connections to such system;

(b) the provision of the services specified in sub- paragraphs (c) and (d) of paragraph 1 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering

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and Data Services); and

(c) the provision of the services specified in sub-paragraphs (a) and (b) of paragraph 1 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services),

or any business ancillary thereto.

“Distribution Code”	means a distribution code required to be prepared by a licensed distributor pursuant to standard condition 9 (Distribution Code) and approved by the Authority as revised from time to time with the approval of the Authority.

“distribution licence”	means a distribution licence granted or treated as granted under section 6(1)(c) of the Act.

“distribution services area”	has the meaning given at sub-paragraph 5(b) of standard condition 2 (Application of Section C (Distribution Services Obligations)).

“Distribution Services Direction”	has the meaning given in standard condition 2 (Application of Section C (Distribution ServicesObligations)).

“distribution services provider”	means a licensed distributor in whose licence Section C has effect.

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“distribution system”	means the system consisting (wholly or mainly) of electric lines owned or operated by an authorised distributor and used for the distribution of electricity from grid supply points or generation sets or other entry points (and bulk supply points in Scotland) to the points of delivery to customers or authorised electricity operators or any transmission company within Great Britain in its capacity as operator of a transmission system and includes any remote transmission assets (owned by a transmission licensee within England and Wales) operated by such distributor and any electrical plant, meters and metering equipment owned or operated by such distributor in connection with the distribution of electricity, but shall not include any part of a transmission system.

“distributor metering and data services”	for the purposes of Section C only, has the meaning given in paragraph 9 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services).

“domestic customer”	means a customer supplied or requiring to be supplied with electricity at domestic premises (but excluding such customer in so far as he is supplied or requires to be supplied at premises other than domestic premises).

“domestic premises”	means premises at which a supply is taken wholly or mainly for domestic purposes.

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“Electricity Arbitration Association”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“electricity supplier”	means any person authorised to supply electricity.

“estimated costs”	for the purposes of standard condition 3 (Payments by the Licensee to the Authority) only, has the meaning given in that condition.

“existing connection”	means, in relation to any premises, an existing connection to the licensee’s distribution system which does not require modification, or a new or modified connection to such system in respect of which all works have been completed, such that in either case electricity is able to be supplied to the premises in accordance with the terms of the relevant supply agreement.

“external distribution activities”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“financial year”	subject to standard condition 42A (Change of Financial Year) (where applicable), means a period of 12 months beginning on 1 April of each year and

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ending on 31 March of the following calendar year.

“Fuel Security Code”	for the purposes of Section B only, has the meaning given in standard condition 16 (Security Arrangements).

“generation set”	means any plant or apparatus for the production of electricity and shall where appropriate include a generating station comprising more than one generation set.

“Grid Code”	means the Grid Code which each transmission company is required to prepare and have approved by the Authority as from time to time revised with the approval of the Authority.

“grid supply point”	means any point at which electricity is delivered from a transmission system to any distribution system.

“the handbook”	for the purposes of standard condition 42 (Regulatory Accounts) only, has the meaning given in that condition.

“holding company”	means a company within the meaning of sections 736, 736A and 736B of the Companies Act 1985.

“indebtedness”	for the purposes of standard condition 47

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(Indebtedness) only, has the meaning given in that condition.

“information”	includes any documents, accounts, estimates, returns, records or reports and data in written, verbal or electronic form and information in any form or medium whatsoever (whether or not prepared specifically at the request of the Authority or the Consumer Council) of any description specified bythe Authority.

“interconnection”	means:

the 275 kV and 400 kV circuits between and including the associated switchgear at Harker sub- station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

the 275 kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

the 400 kV transmission circuit between and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the transmission licence comes into force as from time to time maintained, repaired or renewed, together with any

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alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132 kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria; and

the 132 kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria all as existing at the date on which the transmission licence comes into force and as from time to time maintained, repaired or renewed.

“interconnector(s)”	means the electric lines and electrical plant and meters owned or operated by a transmission company solely for the transfer of electricity to or from a transmission system into or out of England and Wales.

“investment”	for the purposes of Section C only, has the meaning

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given in standard condition 43 (Restriction on Activity and Financial Ring Fencing).

“investment grade issuer credit rating”	for the purposes of Section C only, has the meaning given in standard condition 46 (Credit Rating of Licensee).

“licensed distributor”	means any holder of a distribution licence.

“licensee’s Distribution Code”	means the distribution code required to be prepared by the licensee pursuant to standard condition 9 (Distribution Code) and approved by the Authority as revised from time to time with the approval of the Authority.

“licensee’s distribution system”	means the distribution system owned or operated by the licensee.

“Master Registration Agreement”	means the agreement of that title referred to and comprising such matters as are set out in standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“metering equipment”	includes any electricity meter and any associated equipment which materially affects the operation of that meter.

“Metering Point Administration Service”	for the purposes of Section C only, has the meaning given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“metering point administration	for the purposes of Section C only, has the meaning

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services”	given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“Metering Point Administration Service operator”	has the meaning given in standard condition 38 (Establishment of a Data Transfer Service).

“non-domestic customer”	means a customer who is not a domestic customer.

“other Distribution Codes”	means the distribution codes which the holder(s) of a distribution licence (other than the licensee) are required to draw up and have approved by the Authority pursuant to standard condition 9 (Distribution Code) of their distribution licence, as from time to time revised with the approval of the Authority

“owned”	in relation to an electricity meter or other property includes leased and cognate expressions shall be construed accordingly.

“participating interest”	has the meaning given by section 260 of the Companies Act 1985 as amended by section 22 of the Companies Act 1989.

“permitted purpose”	for the purposes of Section C only, has the meaning given in standard condition 32 (Interpretation of Section C (Distribution Services Obligations)).

“Pooling and	means the agreement of that title approved by the

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Settlement Agreement”	Secretary of State as from time to time amended.

“regulatory instructions and guidance”	for the purposes of standard condition 49 (Incentive Scheme and Associated Information) only, has the meaning given in that condition.

“related undertaking”	in relation to the licensee means any undertaking in which the licensee has a participating interest.

“relevant asset”	means any asset for the time being forming part of the licensee’s distribution system, any control centre for use in conjunction therewith, and any legal or beneficial interest in land upon which any of the foregoing is situate (which for the purposes of property located in Scotland means any estate, interest, servitude or other heritable or leasehold right in or over land including any leasehold interests or other rights to occupy or use and any contractual or personal rights relating to such property or the acquisition thereof).

“relevant duties”	for the purposes of standard condition 40 (Appointment of a Compliance Officer) only, has the meaning given in that condition.

“relevant proportion”	for the purposes of standard condition 3 (Payments by the Licensee to the Authority) only, has the meaning given in that condition.

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“relevant year”	for the purposes of standard condition 3 (Payments by the Licensee to the Authority) only, has the meaning given in that condition; and for the purposes of standard condition 48 (Last Resort Supply: Payment Claims) only, has the meaning given in that condition.

“relinquishment of operational control”	for the purposes of standard condition 29 (Disposal of Relevant Assets) only, has the meaning given in that condition.

“remote transmission assets”	means any electric lines, electrical plant or meters in England and Wales owned by a transmission company (“the owner transmission company”) which:

(a) are embedded in the licensee’s distribution system or the distribution system of any authorised distributor and are not directly connected by lines or plant owned by the owner transmission company to a sub-station owned by the owner transmission company; and

(b) are by agreement between the owner transmission company and the licensee or such authorised distributor operated under the direction and control of the licensee or such authorised distributor.

“Scottish interconnection”	means such part of the interconnection as is situated in Scotland.

“Secretary of State’s costs”	for the purposes of standard condition 3 (Payments

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by Licensee to the Authority) only, has the meaning given in that condition.

“separate business”	for the purposes of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) only, has the meaning given in that condition.

“the scheme”	for the purposes of standard condition 49 (Incentive Scheme and Associated Information) only, has the meaning given in that condition.

“Settlement Agreement for Scotland”	has the meaning given in standard condition 12 (Settlement Agreement for Scotland).

“settlement purposes”	means for the purposes of settlement as set out in the Balancing and Settlement Code or the Settlement Agreement for Scotland.

“specified information”	for the purposes of standard condition 49 (Incentive Scheme and Associated Information) only, has the meaning given in that condition.

“standby”	means the periodic or intermittent supply or sale of electricity:

(a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

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(b) to a customer of the licensee to make good any shortfall between the customer’s total supply requirements and that met either by its own generation or by electricity supplied by an electricity supplier other than the licensee.

“statutory accounts”	means the accounts that the licensee prepares under the Companies Act 1985 (as amended by the Companies Act 1989).

“subsidiary”	means a subsidiary within the meanings of sections 736, 736A and 736B of the Companies Act 1985.

“supply licence”`	means a supply licence granted or treated as granted under section 6(1)(d) of the Act.

“top-up”	means the supply or sale of electricity on a continuing or regular basis:

(a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer’s total supply requirements and that met either by its own generation or by electricity supplied by

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an electricity supplier other than the licensee.

“trading code”	for the purposes of Section B only, has the meaning given in standard condition 12A (Compliance with Trading Code in Scotland).

“transmission company”	means the holder for the time being of a transmission licence.

“transmission licence”	means a transmission licence granted or treated as granted under section 6(1)(b) of the Act.

“transmission system”	means a system consisting (wholly or mainly) of high voltage electric lines owned or operated by a transmission company and used for the transmission of electricity from one generating station to a sub- station or to another generating station, or between sub-stations or to or from any interconnector or Scottish interconnection in question and in relation to Scotland including any interconnector and Scottish interconnection, and includes any electrical plant and meters owned or operated by the transmission company in connection with the transmission of electricity but shall not include any remote transmission assets.

“ultimate controller”	means:

(a) a holding company of the licensee which is not itself a subsidiary of another company;

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and

	(b)	any person who (whether alone or with a person or persons connected with him) is in a position to control, or to exercise significant influence over, the policy of the licensee or any holding company of the licensee by virtue of:

(i) rights under contractual arrangements to which he is a party or of which he is a beneficiary; or

(ii) rights of ownership (including rights attached to or deriving from securities or rights under a trust) which are held by him or of which he is a beneficiary;
but excluding any director or employee of a corporate body in his capacity as such; and

	(c)	for the purposes of sub-paragraph (b), a person is connected with another person if they are party to any arrangement regarding the exercise of any such rights as are described in that paragraph.

“undertaking”	has the meaning given by section 259 of the Companies Act 1985.

“unmetered supply”	means a supply of electricity to premises which is not, for the purpose of calculating the charges for electricity supplied to the customer at such premises,

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measured by metering equipment.

“use of system”	means use of the licensee’s distribution system for the distribution of electricity by the licensee for any person.

“use of system charges”	means charges made or levied or to be made or levied by the licensee for the provision of services as part of the distribution business to any person as more fully described in standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency) but shall not include connection charges.

2.	Any words or expressions used in the Utilities Act 2000 or Part I of the Act shall, unless the contrary intention appears, have the same meanings when used in the standard conditions.

3.	Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

4.	These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words “it”, “its” and “which” there were substituted the words “he”, “him”, “his”, “who” and “whom”, and cognate expressions shall be construed accordingly.

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Alterations to Standard Conditions of Distribution Licences

AMENDMENTS TO STANDARD CONDITION 1 BY THE ALTERATION OF THE DEFINITIONS OF “Master Registration Agreement”, “Metering Point Administration Service” AND “metering point administration services”

Condition 1. Definitions and Interpretation

“Master Registration Agreement”	means the agreement of that title referred to and comprising such matters as are set out in standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) and standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

“Metering Point Administration Service”	means the service to be established, operated and maintained by the licensee in accordance with standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement).

“metering point administration services”	means the services of the Metering Point Administration Service established in accordance with standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) or, where the context requires, in accordance with standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

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5.	Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.	Any reference in these standard conditions to -

(a) a provision thereof;
(b) a provision of the standard conditions of electricity supply licences, or
(c) a provision of the standard conditions of electricity generation licences,
(d) a provision of the standard conditions of electricity transmission licences,

shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these standard conditions or the other standard conditions in question as modified.

7.	In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8.	Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(c) of the Act (whenever granted) which incorporates it.

9.	Where any obligation of the licence is required to be performed by a specified date or time, or within a specified period, and where the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time, or after the expiry of the specified period (but without prejudice to all the rights and remedies available against the licensee by reason of the licensee’s failure to perform by that date or time, or within that period).

10.	Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case –

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	(a)	the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable, and

	(b)	where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

11.	The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all distribution licences). Where:

	(a)	any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated:

(i) as part of the standard condition or conditions (and the Section) in which it is used;

(ii) as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C
(Distribution Services Obligations);

	(b)	any definition which is used in Sections A and B is also used in one or more other Sections:

(i) that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

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(ii)	if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

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Condition 2. Application of Section C (Distribution Services Obligations)
1.	Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence:

(a) paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee’s licence; and
(b) the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) of this licence,

from the date the said scheme takes effect. Such provision made by the Secretary of State in the said scheme shall be treated, for the purposes of paragraphs 5, 6, and 7 of this condition, as if it were a Distribution Services Direction made by the Authority.

2.	Until -

(a) the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence; or
(b) the Authority has issued to the licensee a direction pursuant to paragraph 4,

the standard conditions in Section C (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part) of this licence.

3.	Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority, with the consent of the licensee, issues to the licensee a notice ending the

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suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4.	The Authority may, with the consent of the licensee, issue a direction (a “Distribution Services Direction”). Where the Authority has issued to the licensee a Distribution Services Direction the standard conditions in Section C (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5.	A Distribution Services Direction:

	(a)	may specify that the standard conditions in Section C (in whole or in part) are to have effect in this licence;

	(b)	shall specify or describe an area (the “distribution services area”) within which the licensee shall be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part); and

	(c)	shall specify whether or not the requirements of Section C (in whole or, as the case may be, in part) apply to convenience customers.

6.	The Authority may, with the consent of the licensee:

	(a)	vary the terms (as set out in the Distribution Services Direction or elsewhere) under which Section C (or parts thereof) has effect in this licence; or

	(b)	provide for Section C (or parts thereof) to cease to have effect in this licence.

7.	The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

Electricity Distribution
Standard Licence Conditions	26	September 2001

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8.	With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter, with the consent of the licensee, give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Electricity Distribution
Standard Licence Conditions	27	September 2001

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Condition 3. Payments by Licensee to the Authority

1.	The licensee shall, at the times stated, pay to the authority such amounts as are determined by or under this condition.

2.	In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

	(a)	an amount which is the relevant proportion of the estimated costs of the Authority during the year in question;

	(b)	an amount which is the relevant proportion of the estimated costs of the Consumer Council during the year in question;

	(c)	an amount which is the relevant proportion of the estimated costs incurred in the previous relevant year by the Competition Commission in connection with references made to it with respect to the licence or any other electricity distribution licence;

	(d)	an amount which is the relevant proportion of the Secretary of State’s costs during the year in question;

	(e)	an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

(aa) any costs estimated by the Authority or, in the case of sub-paragraph 2(d), the Secretary of State in the previous relevant year under sub-paragraphs 2(a), (b), (c), and (d); and

(bb) the actual costs of the Authority, the Consumer Council, the Competition Commission (in connection with that reference) and the Secretary

Electricity Distribution
Standard Licence Conditions	28	September 2001

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of State for the previous relevant year or, in the case of the Competition Commission, for the relevant year prior to the previous relevant year; and

(f) in respect of the relevant year ending on 31 March 2002, an amount which is the relevant proportion of the actual unrecovered costs of the Director General of Electricity Supply and the Relevant Consumers’ Committees.

3.	The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in two instalments, with:

(a) the first instalment being due for payment by 30 June in each year; and

(b) the second instalment being due for payment by 31 January in each year provided that, in each case, if the Authority has not given notice of the amount of the instalment due at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4.	Where the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5.	In relation to any data or information specified by the Authority in a direction given for the purposes of this condition generally, the licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted to the Authority each year on the date specified by the Authority. Each certificate shall be in the following form –

Electricity Distribution
Standard Licence Conditions	29	September 2001

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“In the opinion of the directors of [the licensee], all data and information provided to the Authority on [date provided to the Authority] for the purposes of enabling the Authority to calculate the licence fee payable by [the licensee] pursuant to standard condition 3 (Payments by the Licensee to the Authority) is accurate.”

6.	In this condition:

“estimated costs”	means costs estimated by the Authority as likely to be:

	(a)	the costs of the Authority and the consumer Council; and

	(b)	the costs incurred by the Competition Commission, such estimate having regard to the views of the Competition Commission.

“relevant proportion”	means the proportion of the costs attributable to the licensee in accordance with principles determined by the Authority for the purposes of this condition generally and notified to the licensee.

“relevant year”	means a year beginning on 1 April of each calendar year and ending on 31 March of the following calendar year.

“Secretary of State’s costs”	means costs estimated by the Secretary of State as likely to be his costs in relation to:

	(a)	the establishment of the Authority and the Consumer Council; and

	(b)	Schedule 7 to the Utilities Act 2000.

5.	In sub-paragraph 2(f) of this condition:

“Director General of Electricity Supply”	means the office previously established under section 1 of the Act;

Electricity Distribution
Standard Licence Conditions	30	September 2001

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“Relevant Consumers’ Committees”	means the committees previously appointed by the Director General of Electricity Supply under section 2 of that Act

Electricity Distribution
Standard Licence Conditions	31	September 2001

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Schedule

Modification of existing provisions of the distribution licence

Condition 1. Definitions and Interpretation

[The following modifications would have effect in this condition]:

“connection charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of connections or the modification or retention of existing connections to the licensee’s distribution system at entry or exit points, whether or not such charges or any part of them are annualised, and may include, as appropriate, costs relating to any of the matters that are mentioned in paragraph 5 of standard condition 4B (Connection Charging Methodology).

“connection charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4B (Connection Charging Methodology), connection charges are determined.

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“use of system charges”	means charges made or levied, or to be made or levied, by the licensee for the provision of services as part of the distribution business to any person, as more fully described in standard condition 4 (Use of System Charging Methodology) and 4A (Charges for Use of System), but does not include connection charges.

“use of system charging methodology”	means the principles on which and the methods by which, for the purposes of achieving the objectives referred to in paragraph 3 of standard condition 4 (Use of System Charging Methodology), use of system charges are determined.

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Condition 4. Use of System Charging Methodology

1.	The licensee shall, by 1 April 2005:

	(a)	determine and prepare a statement of a use of system charging methodology, approved by the Authority, that achieves the relevant objectives; and

	(b)	comply with the use of system charging methodology at that date and as modified from time to time thereafter in accordance with the provisions of this condition.

2.	The licensee shall, for the purpose of ensuring that the use of system charging methodology continues to achieve the relevant objectives:

	(a)	review the use of system charging methodology at least once in every year; and

	(b)	subject to paragraph 4, make such modifications (if any) of the use of system charging methodology as are necessary for the purpose of better achieving the relevant objectives.

3.	For the purposes of this condition, the relevant objectives are:

	(a)	that compliance with the use of system charging methodology facilitates the discharge by the licensee of the obligations imposed on it under the Act and by this licence;

	(b)	that compliance with the use of system charging methodology facilitates competition in the generation and supply of electricity, and does not restrict, distort, or prevent competition in the transmission or distribution of electricity;

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	(c)	that compliance with the use of system charging methodology results in charges which reflect, as far as is reasonably practicable (taking account of implementation costs), the costs incurred by the licensee in its distribution business; and

	(d)	that, so far as is consistent with sub-paragraphs (a), (b) and (c), the use of system charging methodology, as far as is reasonably practicable, properly takes account of developments in the licensee’s distribution business.

4.	Except with the consent of the Authority, before making a modification of the use of system charging methodology the licensee shall:

	(a)	give the Authority a report which sets out:

(i) the terms proposed for the modification;

(ii) how the modification would better achieve the relevant objectives; and

(iii) a timetable for implementing the modification and the date with effect from which the modification (if made) is to take effect, being not earlier than the date on which the period referred to in paragraph 6 will expire; and

	(b)	where the Authority has directed that sub-paragraph (a) should not apply, comply with such other requirements (if any) as the Authority may specify in its direction.

5.	Subject to paragraph 6, where the licensee has complied with the requirements of paragraph 4, it shall, before making the modification:

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	(a)	revise the statement (or the most recent revision thereof) issued under paragraph 1(a) of this condition so that the statement sets out the changed use of system charging methodology and specifies the date from which it is to have effect; and

	(b)	give the Authority a copy of the revised statement.

6.	The licensee shall make the modification to the use of system charging methodology unless, within 28 days of receiving the licensee’s report under paragraph 4, the Authority, having particular regard to the relevant objectives, has either:

	(a)	directed the licensee not to make the modification; or

	(b)	notified the licensee that it intends to consult and then within three months of giving that notification has directed the licensee not to make the modification.

7.	The licensee shall give or send a copy of any statement under paragraph 1(a) or report under paragraph 4 to any person who requests it.

8.	The licensee may make a charge for any statement or report given or sent pursuant to paragraph 7 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the document.

9.	Subject to paragraph 10, an approval by the Authority pursuant to paragraph 1(a) may be granted subject to such conditions as the Authority considers appropriate, having regard, in particular, to:

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	(a)	the need for any further action to be undertaken by the licensee to ensure that the use of system charging methodology would facilitate the achievement of the relevant objectives; and

	(b)	the time by which such action must be completed.

10.	An approval granted under paragraph 9 will only be effective if the Authority has informed the licensee of its intention to impose such conditions in a notice which:

	(a)	sets out the nature and contents of the conditions; and

	(b)	specifies the period (not being less than 28 days from the date of the notice) within which representations with respect to the conditions may be made,

and has considered any representations or objections which have been duly made by the licensee and have not been withdrawn.

11.	The provisions of this condition are wholly without prejudice to:

	(a)	the application of any charge restriction conditions (within the meaning given in paragraph 3 of special condition A (Definitions and Interpretation) (England and Wales) or paragraph 2 of special condition B (Definitions) (Scotland) of distribution licences as at 1 April 2004); or

	(b)	the application of any charging arrangements condition (within the meaning of standard condition BA1 (Charging Arrangements) of the distribution licence as modified from time to time).

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12.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

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Condition 4A. Charges for Use of System
1.	The licensee shall prepare a statement, in a form approved by the Authority, which sets out the basis on which charges will be made for use of system (“the charging statement”), which:

	(a)	is in such form and contains such detail as would enable any person to make a reasonable estimate of the charges to which he would become liable in respect of use of system; and

	(b)	from 1 April 2005, is prepared in accordance with the use of system charging methodology.

2.	The statement referred to at paragraph 1 shall include:

	(a)	a schedule of charges for the distribution of electricity under use of system;

	(b)	a schedule of adjustment factors to be made for distribution losses, in the form of additional supplies required to cover those losses;

	(c)	a schedule of the charges (if any) which may be made in respect of accounting and administrative services;

	(d)	a schedule of the charges (if any) which may be made for the provision and installation of any electrical plant at entry or exit points, the provision and installation of which are ancillary to the grant of use of system, and for the maintenance of such electrical plant;

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	(e)	information on electricity distribution use of system rebates (if any) given or announced to authorised electricity operators in the 12 months preceding the date of publication or revision of the statement; and

	(f)	up until 31 March 2005, the principles on which and the methods by which charges will be made for use of system.

3.	Without prejudice to paragraph 6, before making any amendment to its use of system charges, the licensee shall give the Authority a revised charging statement which sets out the amended charges and specifies the date from which they are to have effect

4.	Without prejudice to paragraph 4 of standard condition 4 (Use of System Charging Methodology) and paragraph 6 of this condition, before any modification of the use of system charging methodology comes into effect, the licensee shall give the Authority a revised charging statement which sets out the amended charges and specifies the date from which they are to have effect.

5.	The licensee shall, not less than three months before the date on which it proposes to amend its use of system charges in respect of any agreement for use of system:

	(a)	send to the Authority a notice setting out those proposals, together with an explanation of them (including a statement of any assumptions on which the proposals are based); and

	(b)	send a copy of such notice to any person who has entered into an agreement for use of system in accordance with the provisions of this licence.

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6.	Except with the prior consent of the Authority, the licensee shall not amend its use of system charges in respect of any agreement for use of system unless:

	(a)	the licensee has given prior notice of the amendment in accordance with paragraph 5; and

	(b)	the amendment reflects the proposals made in the notice (subject only to revisions consequent on material changes in the matters which were expressed, in the statement under paragraph 5 which accompanied the notice, to be assumptions on which the proposals were based).

7.	The licensee:

	(a)	may periodically review the information set out in and, with the approval of the Authority, change the form of the charging statement; and

	(b)	shall, at least once in every year, make such changes (if any) as are necessary to the charging statement to ensure that the information set out in it continues to be accurate in all material respects.

8.	The licensee shall give or send a copy of any statement (or the most recent revision thereof) prepared in accordance with paragraph 1 to any person who requests it.

9.	The licensee may make a charge for any statement given or sent pursuant to paragraph 8 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes

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of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the statement.

10.	Unless the Authority determines otherwise, the licensee shall not enter into any use of system arrangement which does not ensure that its use of system charges will comply with the charging statement (or, where applicable, with the revision of that statement which is most recent at that time) at each time at which charges fall to be made under the arrangement.

11.	Nothing in this condition affects the ability of the licensee to charge for use of system in accordance with the charging statement (or the most recent revision thereof) issued in accordance with paragraph 1.

12.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

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Condition 4B. Connection Charging Methodology

1.	The licensee shall, by 1 April 2005:

	(a)	determine a connection charging methodology approved by the Authority; and

	(b)	comply with the connection charging methodology at that date and as modified from time to time thereafter in accordance with the provisions of this condition.

2.	The licensee shall, for the purpose of ensuring that the connection charging methodology continues to achieve the relevant objectives:

	(a)	review the connection charging methodology at least once in every year; and

	(b)	subject to paragraph 10, make such modifications (if any) of the connection charging methodology as are necessary for the purpose of better achieving the relevant objectives.

3.	In paragraph 2 and below, the relevant objectives are:

	(a)	that compliance with the connection charging methodology facilitates the discharge by the licensee of the obligations imposed on it under the Act and by this licence;

	(b)	that compliance with the connection charging methodology facilitates competition in the generation and supply of electricity, and does not restrict, distort, or prevent competition in the transmission or distribution of electricity;

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	(c)	that compliance with the connection charging methodology results in charges which reflect, as far as is reasonably practicable (taking account of implementation costs), the costs incurred by the licensee in its distribution business; and

	(d)	that, so far as is consistent with sub-paragraphs (a), (b) and (c), the connection charging methodology, as far as is reasonably practicable, properly takes account of developments in the licensee’s distribution business.

4.	Subject to paragraph 6, the licensee shall prepare a statement, in a form approved by the Authority, which:

	(a)	sets out the basis on which charges will be made for the provision of connections to the licensee’s distribution system; and

	(b)	is in such form and contains such detail as are necessary to enable any person to make a reasonable estimate of the charges to which he would become liable in respect of such provision.

5.	The statement referred to at paragraph 4 shall include:

	(a)	a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee’s distribution system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the

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principles on which and the methods by which such charges will be calculated;

(b)	the principles on which and the methods by which any charges will be made in respect of extension or reinforcement of the licensee’s distribution system rendered (in the licensee’s discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

(c)	the principles on which and the methods by which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee’s discretion) of greater size or capacity than that required for use of system by the person seeking connection;

(d)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the principles on which and the methods by which any charges will be made for the provision of special metering or telemetry or data processing equipment by the licensee for the purposes of enabling any person who is party to the Balancing and Settlement Code and/or the Settlement Agreement for Scotland to comply with his obligations thereunder in respect of metering or the performance by the licensee of any service in relation to such metering;

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	(e)	the principles on which and the methods by which any charges will be made for disconnection from the licensee’s distribution system and the removal of electrical plant and electric lines following disconnection; and

	(f)	the principles on which and the methods by which any charges (including any capitalised charge) will be made for maintenance, repair, and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee ’s distribution system.

6.	With effect from 1 April 2005, the statement prepared by the licensee in accordance with paragraph 4 shall:

	(a)	comply with the connection charging methodology; and

	(b)	be approved by the Authority, except in the case of the indicative charges included within the statement by virtue of paragraph 5(a), which will be in a form approved by the Authority.

7.	Connection charges for those items referred to at paragraph 5 will be set at a level which will enable the licensee to recover:

	(a)	the appropriate proportion to be determined (having regard to the factors set out at paragraph 8) of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee’s distribution system, or the provision and installation, maintenance, repair, and replacement, or (as the case may be) removal following disconnection, of any electric lines or electrical plant; and

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	(b)	a reasonable rate of return on the capital represented by such costs.

8.	For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for providing a connection, or a modification or retention of an existing connection, the licensee shall have regard to:

	(a)	the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works by reason of extension of the licensee’s distribution system or the provision of additional entry or exit points on such system or otherwise;

	(b)	the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties; and

	(c)	the principles (subject to paragraph 9) that:

(i) charges will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection;

(ii) charges will not generally take into account the costs (including any capitalised charge) for maintenance, repair and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee’s distribution system;

(iii) the licensee may charge at the time of connection an amount for reinforcement of the licensee’s distribution

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system based on a proportionate share of the costs of such reinforcement; and

		(iv)	connection charges will not cover costs that are covered by use of system charges.

9.	Until 31 March 2005, paragraph 8(c) applies to the licensee as if, for the provisions set out therein, there were substituted the provisions set out in paragraph 5(c) of standard condition 4B of this licence in the form in which it was in force at 1 April 2004.

10.	Except with the consent of the Authority, before making a modification of the connection charging methodology the licensee shall:

	(a)	give the Authority a report which sets out:

		(i)	the terms proposed for the modification;

		(ii)	how the intended modification would better achieve the relevant objectives; and

		(iii)	a timetable for implementing the modification and the date with effect from which the modification (if made) is to take effect, being not earlier than the date on which the period referred to in paragraph 12 will expire; and

	(b)	where the Authority has directed that sub-paragraph (a) should not apply, comply with such other requirements (if any) as the Authority may specify in its direction.

11.	Subject to paragraph 12, where the licensee has complied with the requirements of paragraph 10, it shall, before making the modification:

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	(a)	revise the statement (or the most recent revision thereof) issued under paragraph 4 so that the statement sets out the changed connection charging methodology and specifies the date from which it is to have effect; and

	(b)	give the Authority a copy of the revised statement.

12.	The licensee shall make the modification to the connection charging methodology unless, within 28 days of receiving the licensee’s report under paragraph 10, the Authority, having particular regard to the relevant objectives, has either:

	(a)	directed the licensee not to make the modification; or

	(b)	notified the licensee that it intends to consult and then within three months of that notification directed the licensee not to make the modification.

13.	The licensee shall give or send a copy of any statement under paragraph 4 or report under paragraph 10 to any person who requests it.

14.	The licensee may make a charge for any statement or report given or sent pursuant to paragraph 13 of an amount which does not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing the document.

15.	If so requested, and subject to paragraphs 17 and 18, the licensee shall, as soon as practicable and in any event within 28 days (or, where the Authority so approves, such longer period as the licensee may reasonably require having regard to the nature and complexity of

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the request) after the date referred to in paragraph 16, give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the licensee’s distribution system specified in the request and fault levels for each distribution node covered by the request, and containing:

	(a)	such further information as is reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the licensee’s distribution system specified in the request; and

	(b)	if so requested, a commentary prepared by the licensee indicating its views on the suitability of the part or parts of the licensee’s distribution system specified in the request for new connections and the distribution of further quantities of electricity.

16.	For the purposes of paragraph 15, the date referred to is the later of:

	(a)	the date of receipt of the request referred to in paragraph 15; or

	(b)	the date on which the licensee receives agreement from the person making the request to pay the amount estimated by the licensee or (as the case may be) such other amount as is determined by the Authority under paragraph 17.

17.	The licensee may within ten days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 15, and its obligation to provide such statement will be conditional on the requesting person agreeing to

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pay the amount estimated or such other amount as the Authority may, on the application of the licensee or the person requesting such statement, direct.

18.	The licensee shall include in every statement given or sent under paragraph 15 the information required by that paragraph, except that the licensee may:

	(a)	with the prior consent of the Authority omit from any such statement any details as to circuit capacity, power flows, loading or other information, the disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party; and

	(b)	omit information the disclosure of which would place the licensee in breach of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) (if applicable).

19.	Subject to paragraph 20, approvals by the Authority pursuant to paragraphs 1(a) and 6 may be granted subject to such conditions as the Authority considers appropriate, having regard, in particular, to:

	(a)	the need for any further action to be undertaken by the licensee to ensure that the connection charging methodology would facilitate the achievement of the relevant objectives; and

	(b)	the time by which such action must be completed.

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20.	An approval granted under paragraph 19 will only be effective if the Authority has informed the licensee of its intention to impose such conditions in a notice which:

(a) sets out the nature and contents of the conditions; and

(b) specifies the period (not being less than 28 days from the date of the notice) within which representations with respect to the conditions may be made,

and has considered any representations or objections which have been duly made by the licensee and have not been withdrawn.

21.	Unless the Authority determines otherwise, the licensee shall not enter into an arrangement for providing a connection or a modification or retention of an existing connection unless the arrangement ensures that the connection charges in respect of that arrangement will comply with the statement referred to in paragraph 4 at the time at which the licensee offers to enter into the arrangement.

22.	Nothing in this condition affects the ability of the licensee to charge for the provisions of connections in accordance with the statement issued pursuant to paragraph 4.

23.	The provisions of this condition are wholly without prejudice to:

(a) the application of any charge restriction conditions (within the meaning given in paragraph 3 of special condition A (Definitions and Interpretation) (England and Wales) or paragraph 2 of special condition B (Definitions) (Scotland) of distribution licences as at 1 April 2004); or

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	(b)	the application of any charging arrangements condition (within the meaning of standard condition BA1 (Charging Arrangements) of the distribution licence as modified from time to time).

24.	The Authority may (following consultation with the licensee and, where appropriate, with any other authorised electricity operator likely to be materially affected thereby) issue directions relieving the licensee of its obligations under paragraph 1 to such extent as may be specified in the directions.

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Condition 4C. Non-Discrimination in the Provision of Use of System and Connection to the System

1.	In the carrying out of works for the purpose of connection to the licensee’s distribution system, or in providing for the modification or retention of an existing connection to its distribution system, the licensee shall not discriminate between any persons or class or classes of persons.

2.	In the provision of use of system, the licensee shall not discriminate between any persons or class or classes of persons.

3.	Without prejudice to paragraphs 1 and 2, and subject to the provisions of condition 4A (Charges for Use of System), the licensee shall not make charges for the provision of use of system to any person or class or classes of persons which differ from the charges for such provision to any other person or to any class or classes of persons, except insofar as such differences reasonably reflect differences in the costs associated with such provision.

4.	In setting its charges for connection or use of system, the licensee shall not restrict, distort, or prevent competition in the generation, transmission, distribution, or supply of electricity.

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Condition 4D. Requirement to Offer Terms for Use of System and Connection

1.	On application made by any person, the licensee shall (subject to paragraph 4) offer to enter into an agreement for use of system:

	(a)	to accept into the licensee’s distribution system, at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such person; and/or

	(b)	to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the licensee’s distribution system and to such person or persons as the applicant for use of system may specify.

2.	On application made by any person for a connection, the licensee shall offer terms for making the connection pursuant to sections 16 and 16A of the Act and in compliance with the provisions of this condition.

3.	Where the licensee makes an offer to enter into a connection agreement pursuant to section 22 of the Act, or replies to a request for a connection made to it under section 16A of the Act, the licensee shall, in making the offer or replying to the applicant, make detailed provision regarding:

	(a)	the carrying out of the works (if any) required to connect the licensee’s distribution system to any other system for the

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transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

(b)	the carrying out of the works (if any) in connection with the extension or reinforcement of the licensee’s distribution system rendered (in the licensee’s discretion) appropriate or necessary by reason of making the connection or the modification of an existing connection, and for the obtaining of any consents necessary for such purpose;

(c)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee’s distribution system at the specified entry point or points or leaving such system at the specified exit point or points;

(d)	the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or the modification of an existing connection does not require the provision of top-up or standby; and

(e)	(save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B – Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the installation of special metering, telemetry, or data processing equipment (if any) for

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the purpose of enabling any party to the Balancing and Settlement Code and/or the Settlement Agreement for Scotland to comply with its obligations thereunder in respect of metering or the performance by the licensee of any service in relation to such metering.

4.	In making an offer pursuant to this condition to enter into any connection agreement, or in replying to a request for connection under section 16A of the Act, the licensee shall set out:

	(a)	the date by which, in the case of an agreement under paragraph 2, any works required to permit access to the licensee’s distribution system (including for this purpose any works to reinforce or extend the licensee’s distribution system) shall be completed, time being of the essence unless, in the case of connection agreements only, otherwise agreed between the parties;

	(b)	the charges to be paid in respect of the services required, which are (unless manifestly inappropriate):

(i) to be set in compliance with the requirements of standard condition 4B (Connection Charging Methodology), and

(ii) to be presented in such a way as to be referable to the statement prepared in accordance with paragraph 4 of standard condition 4B (Connection Charging Methodology) or any revision thereof; and

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	(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5.	The licensee shall offer terms for agreements in accordance with paragraphs 1, 2, and 4 as soon as is practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 6 after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6.	For the purposes of paragraph 5, the period specified is:

	(a)	in the case of persons seeking the provision of use of system only, 28 days;

(b)	in the case of persons seeking connection or the modification of an existing connection, three months; and

(c)	in the case of persons seeking use of system in conjunction with connection or the modification of an existing connection, three months.

7.	The licensee is not obliged pursuant to this condition to offer to enter or to enter into any agreement under paragraphs 1, 2, and 4:

	(a)	if to do so would be likely to involve the licensee being:

		(i)	in breach of its duties under section 9 of the Act,

		(ii)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or

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standards applicable in respect of the distribution business,

		(iii)	in breach of the Grid Codes or the licensee’s Distribution Code, or

		(iv)	in breach of the conditions; or

	(b)	if the person making the application does not undertake to be bound, insofar as applicable, by the terms of the licensee’s Distribution Code or the applicable Grid Code from time to time in force; or

	(c)	if to do so would be likely to involve the licensee doing something which, without the consent of another person, would require the exercise of a power conferred by any provision of Schedules 3 or 4 to the Act, and the licence does not provide for that provision to have effect in relation to the licensee, and any necessary consent has not, at the time that the request is made, been given.

8.	The licensee shall, within 28 days following receipt of a request from any person, give or send to him such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or any such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60, and 64(1) of the Act.

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Condition 4E. Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 4D (Requirement to Offer Terms for Use of System and Connection), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable, having (insofar as is relevant) regard in particular to the following considerations:

	(a)	that such a person should pay to the licensee:

(i) in the case of provision of use of system, the use of system charges determined in accordance with standard condition 4A (Charges for Use of System), and

(ii) in the case of provision of a connection, connection charges determined in accordance with standard condition 4B (Connection Charging Methodology).

	(b)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 7 of standard condition 4D (Requirement to Offer Terms for Use of System and Connection);

	(c)	that any methods by which the licensee’s distribution system is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the licensee) with the applicable Distribution Codes and Grid Codes; and

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(d) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 4D (Requirement to Offer Terms for Use of System and Connection) should be in as similar a form as is practicable.

2.	Insofar as any person entitled or claiming to be entitled to an offer under standard condition 4D (Requirement to Offer Terms for Use of System and Connection) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for use of system, or for the provision of a connection or the modification of an existing connection to the licensee’s distribution system, entered into pursuant to standard condition 4D (Requirement to Offer Terms for Use of System and Connection) or under this condition, in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4.	If the licensee and an authorised electricity operator or other person who is party to a relevant agreement are in dispute as to whether:

(a) use of system charges made, or to be made, comply with the statement of use of system charges under paragraph 1 of standard condition 4A (Charges for Use of System) which applied or applies in relation to the period in respect of which the dispute arises; or

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(b)	use of system charges made, or to be made, comply with the statement of the use of system charging methodology under paragraph 1(a) of standard condition 4 (Use of System Charging Methodology) which applied or applies in relation to the period inrespect of which the dispute arises; or

(c)	connection charges made, or to be made, comply with the statement of the connection charging methodology underparagraph 4 of standard condition 4B (Connection Charging Methodology) which applied or applies in relation to the period in respect of which the dispute arises, such dispute may be referred to the Authority for it to determine whether, in the case of sub-paragraph (a), the charges made, or to be made, complied with the relevant statement under standard condition 4A (Charges for Use of System), or whether, in the case of sub-paragraphs (b) and (c), the charges complied with the relevant methodology.

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NOTICE UNDER SECTION 11A(3) OF THE ELECTRICITY ACT 1989

The Gas and Electricity Markets Authority (“the Authority”) hereby gives notice pursuant to Section 11A(3) of the Electricity Act 1989 (“the Act”) as follows:
1.	The Authority proposes to modify the standard licence conditions contained in the licences of each electricity distributor treated as granted under Section 6(1)(c) of the Act by amending standard licence condition 5 so that paragraphs 2 and 3 of that condition are suspended during such period as standard licence condition 49 has effect in relation to the licensee.

2.	The reason why the Authority proposes to make these licence modifications and their effect were published by the Authority in a document entitled “Information and incentives project: Incentive schemes – Final Proposals” (December 2001).

3.	In summary, the effect is to suspend the obligation to provide an annual report on quality of performance of the licensee’s distribution system while the licensee is subject to a similar obligation under standard licence condition 49.

4.	Copies of the proposed licence and the document referred to in paragraph 2 are available (free of charge) from the Ofgem Library, 9 Millbank, London, SWIP 3GE (020 79017003) or on the Ofgem website (www.ofgem.gov.uk)

5.	Any representations or objections to the proposed licence modification may be made on or before 2 April to Chris Watts, Senior Manager, Quality of Supply and Reporting, Ofgem, 9 Millbank, London, SW1P 3GE. Or by email to chris.watts@ofgem.gov.uk

Richard Ramsay
Managing Director
Regulation and Financial Affairs
Duly authorised on behalf of the Authority	1 March 2002

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Condition 5. Distribution System Planning Standard and Quality of Service
1.	The licensee shall plan and develop the licensee’s distribution system in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers’ Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation (where appropriate) with the transmission company and any other authorised electricity operator liable to be materially affected thereby and with the approval of the Authority, adopt from time to time.

2.	The licensee shall within 3 months after this condition comes into force draw up and submit to the Authority for its approval a statement setting out criteria by which the quality of performance of the licensee in maintaining the licensee’s distribution system’s security and availability and quality of service may be measured.

3.	The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraphs 1 and 2.

4.	The Authority may (following consultation with the licensee and, where appropriate, with the transmission company and any other authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee’s distribution system and to such extent as may be specified in the directions.

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Standard Licence Conditions	46	September 2001

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Condition 6. Safety and Security of Supplies Enquiry Service
1.	The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident which:

	(a)	affects or is likely to affect the maintenance of the security, availability and quality of service of the licensee’s distribution system; or

	(b)	arises from or in connection with the operation of, or otherwise relates to, the licensee’s distribution system and which causes danger or requires urgent attention or is likely to cause danger or require urgent attention.

2.	The service established, operated and maintained in accordance with paragraph 1 shall:

	(a)	be provided without charge by the licensee to the user at the point of use;

	(b)	ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person; and

	(c)	be available to receive and process telephone reports and enquiries at all times on every day of each year.

3.	In the establishment and operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not discriminate between any persons or class or classes of persons.

4.	In the establishment, operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

5.	The licensee shall have in force at all times a statement approved by the Authority setting out details of the service to be provided in accordance with paragraph 1, and the licensee shall give or send a copy of such statement to any person requesting it.

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Standard Licence Conditions	47	September 2001

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6.	The licensee shall give to the Authority notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

	(a)	a period of one month from the date of the notice has expired; or

	(b)	prior to the expiry of such period, the licensee has obtained the written approval of the Authority to such amendments.

7.	The licensee shall take steps to inform each authorised electricity operator which uses the service of any change to the address or telephone number of such service established, operated and maintained in accordance with paragraph 1, as soon as is practicable but in any event prior to such change becoming effective.

Electricity Distribution
Standard Licence Conditions	48	September 2001

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Condition 7. Provision of Information about Theft or Abstraction of Electricity,

Damage and Meter Interference

1.	Where a person other than the licensee is the owner of any electrical plant, electric lines or meter the licensee shall, as soon as is reasonably practicable, inform that person of any incident where the licensee has reason to believe:

	(a)	that there has been damage to such electrical plant, electric line or metering equipment; or

	(b)	that there has been interference with the metering equipment to alter its register or prevent it from duly registering the quantity of electricity supplied;

provided that the licensee shall not be obliged to inform the owner of any electrical plant, electrical line or meter of any such incident where it has reason to believe that the damage or interference referred to above was caused by such owner.

2.	Where the licensee, in the course of providing services to any person supplying electricity to premises directly connected to the licensee’s distribution system, has reason to believe that:

	(a)	there has been damage to any electrical plant, electric line or metering equipment through which such premises are supplied with electricity; or

	(b)	there has been interference with the metering equipment through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied,

the licensee shall, as soon as reasonably practicable, inform that person (the person supplying electricity to the premises in question) of the incident in question.

Electricity Distribution
Standard Licence Conditions	49	September 2001

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Condition 8. Provisions Relating to the Connection of Metering Equipment

1.	On application made by any person the licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the licensee’s distribution system.

2.	In making an offer to enter into an agreement specified in paragraph 1, the licensee shall set out:

(a) the date from which the applicant is authorised to undertake connections;

(b) the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

(c) such other detailed terms as are or may be appropriate for the purposes of the agreement.

3.	The licensee shall offer terms for an agreement in accordance with paragraph 1 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

4.	In the offering of the terms in accordance with paragraph 1, the licensee shall not show undue preference to or exercise undue discrimination against any person or class or classes of persons and shall not offer terms or operate in such a way as to restrict, distort or prevent competition.

5.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement where to do so would be likely to cause the licensee to be in breach of those provisions referred to at paragraph 7(a) of standard condition 4B (Requirement to Offer Terms for Use of System and Connection).

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Standard Licence Conditions	50	September 2001

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6.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this condition, the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable.

7.	If the licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this condition in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

8.	In so far as any person entitled or claiming to be entitled to an offer under this condition wishes to proceed on the basis of an agreement or a variation to it as settled by the Authority pursuant to paragraphs 6 and 7, the licensee shall forthwith enter into and implement such agreement or variation in accordance with its terms.

Electricity Distribution
Standard Licence Conditions	51	September 2001

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Condition 9. Distribution Code

1.	The licensee shall in consultation with authorised electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 of this condition) comply with a Distribution Code:

	(a)	covering all material technical aspects relating to connections to and the operation and use of the licensee’s distribution system or (in so far as relevant to the operation and use of the licensee’s distribution system) the operation of electric lines and electrical plant connected to the licensee’s distribution system and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

	(b)	which is designed so as:

(i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

(ii) to facilitate competition in the generation and supply of electricity.

2.	The Distribution Code in force at the date this condition comes into force shall be sent to the Authority for its approval. Thereafter the licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Authority) the Distribution Code and its implementation. Following any such review, the licensee shall send to the Authority:

	(a)	a report on the outcome of such review; and

	(b)	any proposed revisions to the Distribution Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph 1(b); and

	(c)	any written representations or objections from authorised electricity operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

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Standard Licence Conditions	52	September 2001

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3.	Revisions to the Distribution Code proposed by the licensee and sent to the Authority pursuant to paragraph 2 must receive the prior approval of the Authority before being implemented.

4.	Having regard to any written representations or objections referred to in sub-paragraph 2(c), and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the Distribution Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5.	The Distribution Code shall include:

(a) a distribution planning and connection code containing:

(i) connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection to the licensee’s distribution system; and

(ii) planning conditions specifying the technical and design criteria and procedures to be applied by the licensee in the planning and development of the licensee’s distribution system and to be taken into account by persons connected or seeking connection with the licensee’s distribution system in the planning and development of their own plant and systems; and

(b) a distribution operating code specifying the conditions under which the licensee shall operate the licensee’s distribution system and under which persons shall operate their plant and/or distribution systems in relation to the licensee’s distribution system, in so far as necessary to protect the security and quality of supply and safe operation of the licensee’s distribution system under both normal and abnormal operating conditions.

6.	The licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Authority.

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Standard Licence Conditions	53	September 2001

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7.	The licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8.	The licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in directions issued by the Authority.

9.	In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the licensee’s distribution system), the licensee shall not unduly discriminate between or unduly prefer any person or class or classes of persons.

10.	The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under the Distribution Code in respect of such parts of the licensee’s distribution system and to such extent as may be specified in the directions.

Electricity Distribution
Standard Licence Conditions	54	September 2001

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Condition 9A. Compliance with other Distribution Codes

1.	The licensee shall comply with the provisions of the other Distribution Codes insofar as applicable to the licensee or the licensee’s distribution business.

2.	The Authority may, following consultation with the licensed distributor(s) responsible for any other Distribution Code(s) and any authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation in paragraph 1 in respect of such parts of the other Distribution Code(s) and to such extent and subject to such conditions as may be specified in those directions.

Electricity Distribution
Standard Licence Conditions	55	September 2001

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Condition 10. Balancing and Settlement Code and NETA Implementation

1.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

2.	The licensee shall comply with the programme implementation scheme established in accordance with paragraph 3 as modified from time to time in accordance with paragraph 5.

3.	The programme implementation scheme is a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 4, to be taken (or procured) by the licensee (and/or by authorised electricity operators) which are, in the Secretary of State's opinion, appropriate in order to give full and timely effect to:

	(a)	any modifications made to this licence and to the licences of authorised electricity operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

	(b)	any conditions imposed by any exemption from the requirement to hold any such licence; and

	(c)	the matters envisaged by such modifications and conditions.

4.	The programme implementation scheme may include provisions, inter alia,

	(a)	to secure or facilitate the amendment of any of the core industry documents;

	(b)	to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

	(c)	for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

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Standard Licence Conditions	56	September 2001

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	(d)	for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the systems, processes and procedures employed in such implementation and employed by authorised electricity operators and others in connection with such operations;

	(e)	for co-ordinating the administration and implementation of the BSC and the administration of the Pooling and Settlement Agreement;

	(f)	for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

	(g)	for the Authority, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the start of the first period for trading under the BSC as determined by the Secretary of State.

5.	(a)	The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in such direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 3.

	(b)	The Secretary of State shall serve a copy of any such direction on the licensee, and thereupon the licensee shall comply with the scheme as modified by the direction.

6.	If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 4(a) and/or imposed on the licensee by paragraphs 2 and 5 of this condition, and those imposed on the licensee by any other condition, the provisions of paragraph(s) 4(a), 2 and/or 5 (as appropriate) shall prevail.

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Standard Licence Conditions	57	September 2001

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7.	Without prejudice to paragraph 2, the licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

8.	In this condition:

“BSC”	means the balancing and settlement code required to be in place, pursuant to the transmission licence granted to the transmission company in England and Wales, as from time to time modified.

“BSC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the BSC is made contractually binding between the parties to that agreement, as from time to time amended, with the consent of the Secretary of State.

“core industry documents”	mean those documents which:

(a) in the Secretary of State's opinion are central industry documents associated with the activities of the licensee and authorised electricity operators, the subject matter of which relates to or is connected with the BSC or the balancing and settlement arrangements, and

(b) have been so designated by the Secretary of State.

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Standard Licence Conditions	58	September 2001

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Condition 11. Change Co-ordination for NETA
1.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents , such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

2.	For the purposes of paragraph 1, core industry documents has the meaning given in paragraph 8 of standard condition 10 (Balancing and Settlement Code and NETA Implementation).

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Standard Licence Conditions	59	September 2001

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Condition 12. Settlement Agreement for Scotland
1.	In so far as the licensee shall distribute or offer to distribute electricity within any area of Scotland or to the extent that the Settlement Agreement for Scotland may apply in respect of the activities of the distribution business, the licensee shall comply with the relevant provisions of the Settlement Agreement for Scotland.

2.	In this condition:

“Settlement Agreement for Scotland” means the agreement of that title, as nominated by the Authority for the purposes of this condition, to be prepared in accordance with and comprise such matters as are set out in special condition I (The Settlement Agreement for Scotland) of each of the electricity distribution licences of SPDistribution Limited, and Scottish Hydro-Electric Power Distribution Limited (and any other name by which any of these companies come to be known), as from time to time revised with the approval of the Authority.

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Standard Licence Conditions	60	September 2001

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Condition 12A. Compliance with the Trading Code in Scotlan
1.	(a)	Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland, the licensee shall comply with the provisions of the Trading Code during any period that the licensee is a member of the trading system established by the Trading Code, including any requirements thereunder for the Authority’s approval or consent, for compliance with directions issued by the Authority or relating to determinations made by the Authority.

	(b)	The Authority may (following consultation with such other members of such trading system as the Authority shall consider appropriate) issue directions relieving the licensee of its obligation under sub-paragraph (a) in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

2.	In this condition:

	“Trading Code”	means the trading code required to be adopted pursuant to standard condition D2 (Trading Code for Scotland) of the standard conditions of transmission licences and approved by the Authority as from time to time revised with the approval of the Authority.

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Standard Licence Conditions	61	September 2001

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Condition 13. Change Co-ordination for the Utilities Act 2000
1.	The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2.	In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3.	For the purposes of this condition, “industry framework document” means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

	(a)	the Pooling and Settlement Agreement;
	(b)	the Balancing and Settlement Code;
	(c)	Master Connection and Use of System Agreement or the Connection and Use of System Code;
	(d)	the Settlement Agreement for Scotland;
	(e)	the Master Registration Agreement;
	(f)	the Data Transfer services Agreement;
	(g)	the Radio Teleswitch Agreement;
	(h)	any Grid Code or Scottish Grid Code;
	(i)	any Distribution Code;
	(j)	the Trading Code;
	(k)	the Fuel Security Code;
	(l)	any agreement for use of an interconnector or Scottish interconnection; and

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Standard Licence Conditions	62	September 2001

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(m) any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4.	Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition generally, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5.	This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

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Standard Licence Conditions	63	September 2001

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AMENDMENTS TO STANDARD CONDITION 14 BY THE ALTERATION OF THE TITLE AND THE ADDITION OF NEW PARAGRAPHS 2 AND 3

Condition 14. Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement

1.	The licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.

2.	The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, a service to be known as the “Metering Point Administration Service.”

3.	The Metering Point Administration Service shall fulfil the following functions:

(a) the maintenance of such a register of technical and other data as is necessary to facilitate supply by any electricity supplier to all premises connected to the licensee’s distribution system and to meet the reasonable requirements of electricity suppliers in respect of such premises for information for settlement purposes, including (where so required):

(i) the identity of the electricity supplier responsible under the Balancing and Settlement Code (where the premises are within England and Wales) and/or the Settlement Agreement for Scotland (where the premises are within Scotland) for the metering point at such premises;

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	(ii)	the type of metering equipment installed at each such premises; and

	(iii)	a unique and accurate address of each such premises so far as is reasonably practicable having regard to the nature and source of the information provided to the licensee;

(b)	the amendment of the register maintained in accordance with sub- paragraph (a) to reflect changes of electricity supplier in respect of any premises;

(c)	the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

	(i)	any electricity supplier or agent thereof;

	(ii)	any person identified in the Balancing and Settlement Code (where the premises are within England and Wales) and/or the Settlement Agreement for Scotland (where the premises are within Scotland) as an appropriate person for the receipt of data for settlement purposes; and

	(iii)	any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of electricity supplier in respect of any premises; and

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(d)	the maintenance of an enquiry service for the provision to any customer or an electricity supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the licensee secure adequate publicity for the operation of the enquiry service.

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Addition of New Standard Conditions to Distribution Licences

Condition 14A. Basis of Charges for Metering Point Administration Services:
Requirements for Transparency

1.	The licensee shall as soon as practicable prepare a statement in a form approved by the Authority setting out the basis upon which charges will be made for the provision of metering point administration services, in such form and with such detail as shall be necessary to enable an electricity supplier to make a reasonable estimate of the charges to which the electricity supplier would become liable to pay for the provision of such services and of the other terms, likely to have a material impact on the conduct of the electricity supplier’s business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.	The statement referred to in paragraph 1 shall include a schedule of charges for metering point administration services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3.	The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4.	The licensee shall not in setting its charges for, or in setting the other terms that will apply to the provision of metering point administration services, restrict, distort or prevent competition in the generation, distribution or supply of electricity.

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5.	The licensee:

(a) shall, at least once in every year, review the information set out in the statement prepared in accordance with paragraph 1 in order that the information set out in such a statement shall continue to be accurate in all material respects; and

(b) may, with the approval of the Authority, from time to time alter the form of such a statement.

6.	The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7.	The licensee shall give or send a copy of the statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy of such statement.

8.	The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing such a statement.

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Condition 14B. Non-Discrimination in the Provision of Metering Point Administration Services

1.	In the provision of metering point administration services the licensee shall not discriminate between any electricity suppliers.

2.	Without prejudice to paragraph 1, and subject to the provisions of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency), the licensee shall not make charges for the provision of metering point administration services to any electricity supplier which differ from the charges for such provision to any other electricity supplier except in so far as such differences reasonably reflect differences in the costs associated with such provision.

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Condition 14C. Requirement to Offer Terms for the Provision of Metering Point Administration Services

1.	This condition sets out the obligations relating to the metering point administration services pursuant to and in accordance with the Master Registration Agreement.

2.	On application made by any electricity supplier for any premises connected to the licensee’s distribution system, the licensee shall (subject to paragraph 5) offer to enter into an agreement for the provision of metering point administration services.

3.	In making an offer pursuant to this condition to enter into an agreement, the licensee shall set out:

(a) the date by which the metering point administration services required shall be provided (time being of the essence, unless otherwise agreed between parties);

(b) the charges to be paid in respect of the metering point administration services required, such charges (unless manifestly inappropriate):

(i) to be presented in such a way as to be referable to the statement prepared in accordance with paragraph 1 of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency) or any revision thereof;

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(ii) to be in conformity with the requirements of standard condition 14A (Basis of Charges for Metering Point Administration Services: Requirements for Transparency).

	(c)	such other detailed terms in respect of each of the metering point administration services required as are or may be appropriate for the purpose of the agreement.

4.	The licensee shall offer terms for an agreement in accordance with paragraph 2 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from an electricity supplier of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

5.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee being:

	(a)	in breach of its duties under section 9 of the Act;

	(b)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

	(c)	in breach of any Grid Code or Distribution Code; or

	(d)	in breach of the conditions.

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6.	The licensee shall undertake metering point administration services in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act in so far as they relate to the provision of such services.

7.	In the provision of metering point administration services the licensee shall not restrict, distort or prevent competition in the supply of electricity.

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Condition 14D. Functions of the Authority
1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with an electricity supplier entitled or claiming to be entitled there to pursuant to a request under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services), the Authority may, on the application of such an electricity supplier or the licensee, settle any terms of the agreement in dispute between the licensee and the electricity supplier in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

	(a)	that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 5 in standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services); and

	(b)	that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) should be in as similar a form as is practicable.

2.	In so far as an electricity supplier entitled or claiming to be entitled to an offer under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) wishes to proceed on the basis of the agreement as

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settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of metering point administration services entered into pursuant to standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4.	The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under standard condition 14C (Requirement to Offer Terms for the Provision of Metering Point Administration Services) relating to metering point administration services in respect of such parts of that condition and to such extent as may be specified in the directions.

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Condition 15. Compliance with the Grid Codes

1.	The licensee shall comply with the provisions of every Grid Code in so far as applicable to it.

2.	The Authority may (following consultation with the transmission company responsible for the relevant Grid Code) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of such Grid Code and to such extent and subject to such conditions as may be specified in those directions.

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Standard Licence Conditions	65	September 2001

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Condition 16. Security Arrangements

1.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

2.	Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland:

(a) if so directed in directions issued by the Authority for the purposes of this condition, the licensee shall, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act; and

(b) the licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to sub-paragraph (a) above.

3.	In this condition:

“Fuel Security Code”	means the document of that title designated as such by the Secretary of State as from time to time amended.

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Standard Licence Conditions	66	September 2001

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Condition 17. Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick

1.	The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are of pensionable age or disabled or chronically sick.

2.	The code of practice shall include arrangements whereby the licensee will:

	(a)	maintain a register of customers who have special communication needs or depend on electricity for medical reasons by virtue of being of pensionable age or disabled or chronically sick, and who require advance notice of planned interruptions to the supply of electricity, comprising the relevant details of each customer who requests or whose supplier requests his inclusion on it;

	(b)	give to all customers so registered, either via the relevant supplier or, where appropriate, directly, in respect of interruptions to the supply of electricity, such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice, provided that where the licensee is providing the supplier with any such information, the licensee shall provide such information as soon as is practicable; and

	(c)	in the case where the request for the inclusion in the register is made directly to the licensee, provide the relevant supplier with the relevant details in such form and at such intervals as is relevant to the supplier’s licence obligations.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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Standard Licence Conditions	67	September 2001

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Condition 18. Provision of Services for Persons who are Blind or Deaf

1.	The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2.	The code of practice shall include arrangements by which the licensee will, on request, in each case free of charge:

(a) make available to blind and partially sighted domestic customers a facility for enquiring or complaining about any service provided by the licensee, by telephone or other appropriate means; and

(b) make available to deaf and hearing impaired domestic customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any service provided by the licensee.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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Condition 19. Code of Practice on Procedures with Respect to Site Access

1.	The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice setting out the principles and procedures the licensee will follow in respect of any person acting on its behalf who requires access to customers’ premises.

2.	The code of practice shall include procedures calculated to ensure that persons visiting customers’ premises on behalf of the licensee:

	(a)	possess the skills necessary to perform the required duties;

	(b)	are readily identifiable to members of the public;

	(c)	use passwords provided for vulnerable customers;

	(d)	are appropriate persons to visit and enter customers’ premises;

	(e)	are able to inform customers, on request, of a contact point for help and advice they may require in relation to the safety and security of the supply of the electricity; and

	(f)	comply with the provisions of the Rights of Entry (Gas and Electricity Boards) Act 1954.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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Standard Licence Conditions	69	September 2001

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Condition 20. Payments in Relation to Standards of Performance

1	The licensee shall not enter into a use of system agreement with any electricity supplier that does not provide for the licensee to make payments in respect of the performance of the distribution business of the licensee to the electricity supplier for the benefit of any customer of that electricity supplier equivalent to such sums as would have been paid pursuant to any provision of Regulations made under section 39A of the Act.

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Standard Licence Conditions	70	September 2001

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Condition 21. Complaint Handling Procedure

1.	The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the procedure for handling complaints from domestic customers about the manner in which the licensee conducts its distribution business.

2.	Any procedure established in accordance with this condition{xe "Condition"} shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3.	This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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Standard Licence Conditions	71	September 2001

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Condition 22. Preparation, Review of and Compliance with Customer Service Codes

1.	This condition applies to any code of practice required to be prepared by the licensee pursuant to standard condition 17 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), standard condition 18 (Provision of Services for Persons who are Blind or Deaf), standard condition 19 (Code of Practice on Procedures in Respect of Site Access) and standard condition 21 (Complaint Handling Procedure) of this licence.

2.	In first preparing such a code the licensee shall, prior to submitting that code to the Authority, consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be operated.

3.	Where before the expiry of 30 days of the licensee first submitting such code to the Authority for its approval the Authority notifies the licensee that the Authority considers the code is not sufficient for the purposes of meeting the requirements of this licence, the licensee shall forthwith make such changes as the Authority may require.

4.	The licensee shall, whenever requested to do so by the Authority, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5.	In carrying out any such review the licensee shall consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6.	The licensee shall submit any revision of such code which, after consulting the Consumer Council in accordance with paragraph 5, the licensee wishes to make, to

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the Authority for its approval and following its approval in writing shall then revise the code accordingly.

7.	The licensee shall:

(a) as soon as practicable following the preparation of any code or any revision made to it send to the Authority and the Consumer Council a copy of such code or such revision (in each case in the form approved by the Authority);

(b) at least once in each year, draw the attention of those customers to whom such code applies, to the existence of the code and of each substantive revision of it and to the means by which a copy of such code may be inspected in its latest form, in such manner as in the reasonable opinion of the licensee will give adequate publicity to it; and

(c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8.	No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9.	The licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Authority or any revision to such code approved by the Authority.

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Condition 23. Record of and Report on Performance

1.	The licensee{xe "Licensee"} shall keep a record of its general operation of the arrangements mentioned in standard conditions 17 to 22{xe "Conditions"} and if the Authority so directs in writing, of its operation of any particular cases specified, or of a description specified, by the Authority.

2.	The licensee shall keep a statistical record of its performance in relation to the provision of services to domestic customers.

3.	{xe "Domestic Customer"}The licensee shall, from time to time as required by the Authority, provide to the Authority and to the Consumer Council such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Authority may request in writing.

4.	As soon as is reasonably practicable after the end of each calendar year, the licensee{xe "Licensee"} shall submit to the Authority and the Consumer Council a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

(a) publish the report so submitted in such manner as will in the reasonable opinion of the licensee{xe "Licensee"} secure adequate publicity for it; and

(b) send a copy of it free of charge to any person requesting one,

except that, in performing its obligations under sub-paragraphs (a) and (b), the licensee{xe "Licensee"} shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual domestic customer{xe "Domestic Customer"}s referred to therein cannot readily be identified.

5.	The report shall be presented, so far as is reasonably practicable, in a standard form designated{xe "designated"} by the Authority for the purposes of this condition{xe "Condition"}.

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Condition 24. Provision of Information to the Authority

1.	Subject to paragraphs 5 and 7, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

(a) the functions conferred on it by or under the Act; and

(b) any functions transferred to or conferred on it by or under the Utilities Act 2000.

2.	The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that that ultimate controller (“the information covenantor”) will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and its subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it in paragraph 1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.

3.	The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 2, and shall comply with any direction from the Authority to enforce any undertaking so procured.

4.	The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the

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licensee or, where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

(a) an undertaking complying with paragraph 2 is not in place in relation to that ultimate controller; or

(b) there is an unremedied breach of such undertaking; or

(c) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 3 of this condition.

5.	The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

6.	The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of an electricity distribution licence) which the Authority proposes to publish pursuant to section 48 of the Act.

7.	This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

8.	The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

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Condition 25. Long Term Development Statement

1.	The purposes of this condition are:

	(a)	to secure the provision by the licensee of information which will assist any person who contemplates entering into distribution arrangements with the licensee to identify and evaluate the opportunities for doing so; and

	(b)	to ensure the general availability of such information in the public domain.

2.	Where the Authority gives the licensee a direction to do so, the licensee shall prepare and maintain a statement in such form as may be specified in the direction for the purposes of this condition generally, containing, with respect to each of the 5 succeeding years on a rolling basis beginning with 1st April in any year, such information as it is reasonably practicable for the licensee to provide which identifies or relates to the matters specified in paragraph 4.

3.	The direction specified in paragraph 2 may be given by the Authority at any time during a year. Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the direction. The licensee shall be obliged to include in the first such statement prepared the information referred to in paragraph 2 with respect to each year of the 5 succeeding years on a rolling basis beginning with 1st April of the year in which the direction is given.

4.	The matters referred to at paragraph 2 are:

	(a)	the use likely to be made of the licensee’s distribution system;

	(b)	the likely development of the licensee’s distribution system;

	(c)	the likely development of those facilities which the licensee expects to be taken into account from time to time in determining charges for making connections to its distribution system and for use of system;

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	(d)	the licensee’s plans for modifying its distribution system, including works which it expects to be carried out for that purpose within the forthcoming 2 years (from the date of the statement);

	(e)	the identification of those parts of the licensee’s distribution system which are likely to reach the limit of their capability during the succeeding 5 year period, including those parts which may experience thermal overloading, voltage problems or excess fault levels;

	(f)	the licensee’s plans to alleviate or rectify any predicted shortcomings in the operation and/or capability of its distribution system; and

	(g)	(where applicable) how the actual developments in the recent past compared with the licensee’s plans contained in previous statements.

5.	Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the relevant direction.

6.	Except in so far as the Authority otherwise consents, the licensee shall on an annual basis prepare a revision of any statement prepared under paragraph 2 so as to ensure that, so far as is reasonably practicable, the information in the revised statement is up to date.

7.	The licensee shall, subject to any requirement to comply with the listing rules (within the meaning of Part IV of the Financial Services Act 1986) of The Stock Exchange and with paragraph 8 –

	(a)	furnish the Authority with a copy of the statement prepared under paragraph 2 and of each revision of the statement prepared under paragraph 6;

	(b)	in such form and manner as the Authority may direct, publish such a summary of the statement or, as the case may be, of a revision of the statement as will assist a person in deciding whether to ask for a copy of the statement;

	(c)	prepare a version of the statement or revision which excludes, so far as is practicable, any such matter as is mentioned in paragraph 8 and send a copy

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thereof to any person who asks for one and makes such payment to the licensee in respect of the cost thereof as it may require not exceeding such amount as the Authority may from time to time approve for the purposes hereof.

8.	In complying with the requirements of paragraph 7(b), the licensee shall have regard to the need for excluding, so far as is practicable, any matter which relates to the affairs of a person where the publication of that matter would or might seriously and prejudicially affect his interests.

9.	Any question arising under paragraph 8 as to whether the publication of some matter which relates to the affairs of a person would or might seriously and prejudicially affect his interests shall be determined by the Authority.

10.	A direction given under paragraph 2 is only effective where the Authority has informed the licensee of its intention to do so in a notice which:

(a) states the date on which it is proposed that the direction should take effect;

(b) sets out the proposed contents of the direction with respect to the form in which the statement is to be prepared and maintained for the purposes of this condition;

(c) specifies the time (not being less than 28 days from the date of the notice) within which representations with respect to the proposed direction may be made,

and has considered any representations which are duly made by the licensee and are not withdrawn.

11.	Any consultation undertaken by the Authority with the holder of a licence granted under section 6(1)(c) of the Act before the determination of this standard condition by the Secretary of State pursuant to section 33(1) of the Utilities Act 2000 shall be effective for the purposes of paragraph 10.

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12.	In this condition, “distribution arrangements” includes distribution arrangements which relate to –

	(a)	the utilisation of the licensee’s distribution system; and

	(b)	connections to the licensee’s distribution system.

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Standard Licence Conditions	80	September 2001

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Condition 26. Compliance with CUSC
1.	Insofar as the licensee distributes or offers to distribute to any premises situated in England and Wales, the licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC and, if it is party to the agreement known as the Master Connection and Use of System Agreement (“MCUSA”), execute such other documents as shall be stated as required to be made in any direction issued by the Authority to enable the MCUSA and its supplemental agreements and ancillary service agreements (as defined or referred to in MCUSA) and any associated agreements derived from MCUSA to be amended appropriately into the CUSC Framework Agreement, CUSC, bilateral agreements, construction agreements and, so far as is appropriate, associated agreements derived from CUSC so as to maintain continuity of contractual relationships.

2.	The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment)as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

3.	For the avoidance of doubt, paragraph 2 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the core industry documents which the Authority may have.

4.	In this condition:

“bilateral agreement”	means an agreement between the holder of a transmission licence in England and Wales and a CUSC user supplemental to the CUSC relating to
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a direct connection to that transmission system identifying the relevant connection site and setting out other site specific details in relation to that connection to the transmission system, including provisions relating to payment of connection charges.

“construction agreement”	means an agreement between the holder of a transmission licence in England and Wales and a CUSC user in respect of construction works required on that transmission system and the associated construction works of the CUSC user in relation to a connection to the transmission system or in relation to a generating station connected to a distribution system in England and Wales, whether for the initial connection or a modification of the connection.

“core industry documents”	means those documents which have been designated by the Secretary of State as such.

“CUSC”	means the Connection and Use of System Code required to be in place pursuant to the transmission licence granted to the transmission company in England and Wales, as from time to time modified.

“CUSC Framework Agreement”	means the agreement of that title, in the form approved by the Secretary of State, by which the CUSC is made contractually binding between the parties to that agreement, as amended from time to time with the approval of the Secretary of State.

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Condition 27. Not used

Condition 28. Not used

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Condition 29. Disposal of Relevant Assets
1.	The licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this condition.

2.	Save as provided in paragraph 3, the licensee shall give to the Authority not less than two months’ prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Authority may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3.	Notwithstanding paragraphs 1 and 2, the licensee may dispose of or relinquish operational control over any relevant asset:

(a) where:

(i) the Authority has issued directions for the purposes of this condition containing a general consent (whether or not subject to conditions) to:

(aa) transactions of a specified description; or

(bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

(ii) the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject; or

(b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.

4.	Notwithstanding paragraph 1, the licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

(a) the Authority confirms in writing that it consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the licensee or any third party in favour of whom the relevant asset is proposed to be

Electricity Distribution
Standard Licence Conditions	84	September 2001

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disposed or operational control is proposed to be relinquished to) of such conditions as the Authority may specify; or

(b) the Authority does not inform the licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.	In this condition:

“disposal”	means:

	(a)	in relation to disposal of a relevant asset situated in England and Wales includes any sale, gift, exchange, assignment, lease, licence, loan, mortgage, charge, or grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition;

	(b)	in relation to disposal of a relevant asset situated in Scotland includes the grant of any disposition, conveyance, contract of excambion, any lease, assignation, licence, the grant of any right of possession, loan, standard security, floating charge to a third party, or the grant of any servitude right, wayleave or any other transaction or event which is capable under any enactment or rule of law of affecting the title to a registered interest in land and “dispose” and cognate expressions shall be construed accordingly;

Electricity Distribution
Standard Licence Conditions	85	September 2001

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“relinquishment of operational control”	includes, without limitation, entering into any agreement or arrangement whereby operational control of a relevant asset or relevant assets is not or ceases to be under the sole management of the licensee.

Electricity Distribution
Standard Licence Conditions	86	September 2001

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Condition 30. Not used

Condition 31. Not used

Electricity Distribution
Standard Licence Conditions	87	September 2001

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ATTACHMENT A

Condition 30A. BETTA implementation

1.	The objective of this licence condition is to require the licensee to take certain steps and do certain things which are within its power and which are or may be necessary or expedient in order that BETTA can take effect on or around 1 April 2005 or such later date as the Secretary of State may designate as the BETTA go- live date.

2.	Without prejudice to paragraph 1, the licensee shall take such steps and do such things as are within its power and as are or may be necessary or expedient in order to give full and timely effect:

	(a)	to the modifications to this licence made by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) and which have effect in this licence;

	(b)	to the extent that the licensee is obliged to comply with the same by virtue of being a party to such code or otherwise and to the extent that such changes have full effect in such code, to the modifications or amendments to:

		(i)	the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

		(ii)	the BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the provisions of the following paragraphs of the standard licence conditions for electricity transmission licences: paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)), paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)), paragraph 7 of standard condition C14 (Grid

Modifications designated by the Secretary of State on 26 August 2004.

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Code) and paragraph 6 of standard condition D9 (Licensee’s grid code), respectively;

and shall, in each case, take such reasonable steps and do such things as are reasonable and, in each case, as are within its power and as are or may be necessary or expedient to give full and timely effect to the matters envisaged by such modifications or amendments.

3.	Without prejudice to paragraph 1, the licensee shall take all reasonable steps and do such things as are reasonable and, in each case, as are within its power and as are or may be necessary in order to give full and timely effect to:

	(a)	the modifications to this licence which either the Secretary of State has notified to the licensee are to be made to this licence pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or which the licensee otherwise knows (or reasonably anticipates) are to be made to this licence, but which, at the relevant time, do not have effect in this licence; and

	(b)	the modifications or amendments:

		(i)	to the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

		(ii)	to the BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the provisions of the following paragraphs of the standard licence conditions for electricity transmission licences: paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)), paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)), paragraph 7 of standard condition C14 (Grid Code) and paragraph 6 of standard condition D9 (Licensee’s grid code), respectively or which the licensee otherwise knows (or

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reasonably anticipates) are to be directed by the Authority pursuant to such provisions,

but which, in either case, do not, at the relevant time, have full effect in the relevant code and shall, in each case, take such reasonable steps and do such things as are reasonable and, in each case, as are within its power and as are or may be necessary or expedient to give full and timely effect to the matters envisaged by such modifications or amendments.

4.	Without prejudice to the other provisions of this condition, the licensee shall:

	(a)	cooperate with other electricity licensees and such other persons as the Authority may determine for these purposes and take such steps and do such things as are reasonable and within its power and as are or may be necessary or expedient to enable such electricity licensees to comply with their licence obligations to give full and timely effect to:

		(i)	the modifications made or to be made to their licence by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission);

		(ii)	the modifications or amendments to the BSC, CUSC and the Grid Code designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence;

		(iii)	the modifications or amendments to the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the following provisions of the standard conditions for electricity transmission licences: paragraph 7 of standard condition B12 (System Operator- Transmission Owner Code (STC)), paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)), paragraph 8 of standard condition

Modifications designated by the Secretary of State on 26 August 2004.

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C10 (Connection and Use of System Code (CUSC)), paragraph 7 of standard condition C14 (Grid Code) and paragraph 6 of standard condition D9 (Licensee’s grid code), respectively; and

(iv) where that other licensee is a transmission licensee, the provisions of the STC, and the matters envisaged by such modifications and the provisions of the STC, as appropriate, and

(b) if the licensee becomes aware of any conflict between its compliance with the provisions of this condition and its compliance with any other condition of this licence or any Code, document or agreement to which the licensee is obliged to be or become a party pursuant to this licence, the licensee shall forthwith give written notice of such conflict to the Authority and shall comply with any direction of the Authority in relation to the same (which direction may only be made following such consultation with the licensee (and such other persons as the Authority deems appropriate) in such manner as the Authority deems appropriate).

5.	The licensee shall provide to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports as the Authority may require or deem necessary or appropriate to enable the Authority to monitor the licensee’s compliance with the requirements of this condition.

6.	For the purposes of sub-paragraph 2(b) and paragraph 3 above, a modification or amendment shall have full effect in a code where that modification or amendment, as appropriate, has been implemented and is effective in that code and is not prevented from having effect or being implemented in that code, at the relevant time, by another provision of that code.

Modifications designated by the Secretary of State on 26 August 2004.

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ATTACHMENT B

Condition 30B. BETTA run-off arrangements scheme

1.	The licensee shall, to the extent applicable to it, comply with the BETTA run-off arrangements scheme (“the scheme”) established and as modified from time to time in accordance with this condition.

2.	For the purposes of this condition, the objective of the scheme shall be the running-off of the non-GB trading and transmission arrangements to the extent that the Authority considers it necessary or expedient to do so to ensure that those arrangements do not prevent or in any way hinder the successful and effective implementation of:

	(a)	the modifications to this licence and each other licence made or to be made by the Secretary of State pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission);

	(b)	the modifications or amendments to:

		(i)	the BSC, CUSC and the Grid Code which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence; and

		(ii)	the STC, BSC, CUSC, Grid Code or any Scottish grid code which are directed by the Authority pursuant to the following provisions of the standard conditions for electricity transmission licences: paragraph 7 of standard condition B12 (System Operator – Transmission Owner Code (STC)), paragraph 6 of standard condition C3 (Balancing and Settlement Code (BSC)), paragraph 8 of standard condition C10 (Connection and Use of System Code (CUSC)), paragraph 8 of standard condition C14 (Grid Code) and paragraph 6 of standard condition D9 (Licensee’s grid code), respectively; and,

Modifications designated by the Secretary of State on 26 August 2004.

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(c) the provisions of the STC which are designated by the Secretary of State on or before 8 September 2004 pursuant to the powers vested in her under Chapter 1 of Part 3 of the Energy Act 2004 (Electricity trading and transmission) or pursuant to any power under this or any other licence, and the matters envisaged by such modifications or amendments or the STC, as appropriate.

3.	The scheme shall be designated by the Secretary of State for the purposes of this condition, following such consultation as the Secretary of State deems appropriate with those persons that the Secretary of State considers are likely to be affected by the scheme and such other persons as the Secretary of State deems appropriate.

4.	The scheme shall set out the steps to be taken (or procured) by the licensee or by any authorised electricity operator or by any other person who undertakes to comply with the scheme, which are, in the opinion of the Secretary of State or, in respect of any subsequent changes made to the scheme by the Authority pursuant to paragraph 6 below, in the opinion of the Authority, reasonably required in order to achieve the objective described in paragraph 2.

5.	The scheme may provide, without limitation:

(a) for all or some of its provisions to have contractual force;

(b) for securing or facilitating the amendment of all or any of the relevant documents in a manner which is consistent with the objective described in paragraph 2; and

(c) for the making by the Authority of determinations in respect of such matters affecting such persons, including the licensee, as may be specified in the scheme.

6.	The Authority may (with the consent of the Secretary of State) direct that the scheme be amended (following such consultation as the Authority deems appropriate with those persons that the Authority considers are likely to be affected by such an amendment) where the Authority considers it necessary or

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expedient to do so for the purposes of achieving the objective described in paragraph 2.

7.	The Authority shall serve a copy of any such direction on the licensee, and thereupon, the licensee shall comply with the scheme as modified by the direction.

8.	If the licensee becomes aware of any conflict between the requirements contained in the scheme and those imposed on the licensee by any other condition of this licence, the licensee shall forthwith give notice of such conflict to the Authority and shall comply with any direction of the Authority in relation to the same (which direction may only be made following such consultation with the licensee (and such other persons as the Authority deems appropriate) in such manner as the Authority deems appropriate).

9.	The Authority may not make any direction under paragraph 6 of this condition after the BETTA go-live date.

10.	In this condition:

“British Grid Systems Agreement”	means the agreement known as the British Grid Systems agreement and made between The National Grid Company plc, Scottish Hydro-Electric Plc and Scottish Power Plc and dated 30 March 1990, as amended or modified from time to time.

“interconnection”	means:
the 275kV and 400kV circuits between and including the associated switchgear at Harker sub-station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

the 275kV transmission circuit between and including the associated switchgear at

Modifications designated by the Secretary of State on 26 August 2004.

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Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and

the 400kV transmission circuit between and including the associated switchgear at Torness in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed; and

the 132kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria, and the 132kV transmission circuit between and including (and connecting, via Junction V) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria,

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all as existing at the date on which the transmission licence of each existing Scottish licensee comes into force and as from time to time maintained, repaired or renewed.

“non-GB trading and transmission arrangements”	means those arrangements for, amongst other things, the separate trading or transmission of electricity in Scotland, the separate trading or transmission of electricity in England and Wales and the trading or transmission of electricity between England and Wales (taken as a whole) and Scotland which are defined and governed by, amongst other things, the relevant documents.

”relevant documents”	means the documents which relate to the non-GB trading and transmission arrangements, including, without limitation:

	(a)	the Settlement Agreement for Scotland;

	(b)	the British Grid System Agreement;

	(c)	the System Operation Agreement; and

	(d)	any agreement relating to:

(i) the establishment of, operation of, or trading of electricity across the Scottish interconnection;

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(ii) the use of or connection to the Scottish interconnection; and

(iii) the use of, or connection to, a distribution or transmission system in Scotland.

“running-off”	means bringing to an end.

“Scottish interconnection”	means such part of the interconnection as is situated in Scotland.

”Scottish licensee”	means the holder of a transmission licence at the date that this condition takes effect in this licence but shall not include the system operator.

”Settlement Agreement for Scotland”	has the meaning given to it in standard condition B12 (Settlement Agreement for Scotland).

“System Operation Agreement”	means the agreement known as the System Operation agreement and made between Scottish Hydro-Electric Plc and Scottish Power Plc and dated 1 June 1990, as amended or modified from time to time.

Modifications designated by the Secretary of State on 26 August 2004.

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ATTACHMENT C

Condition 30C. Offers for connection to or use of the GB transmission system in the transition period

1.	The licensee shall:

	(a)	save where it disputes the terms of the same, accept any offer made to it in its capacity as an existing user:

(i) to enter into an agreement for connection to or use of the GB transmission system made by the system operator in accordance with condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) of the system operator’s licence; or

(ii) to amend any existing agreement between the licensee and the system operator for connection or use of system made by the system operator in accordance with condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) of the system operator’s licence in each case, within one month (or such longer period as the Authority may direct for these purposes) of its receipt of the same;

	(b)	where the terms of an agreement between it and the system operator are settled pursuant to paragraph 11 of condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) of the system operator’s licence, the licensee shall forthwith enter into the agreement with the system operator on the basis of the terms so settled; and

	(c)	where the terms of any offer made pursuant to condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) of the system operator’s licence are in dispute, and an application has been made to the Authority requesting that it settle the terms of the agreement which are in dispute, and where

Modifications designated by the Secretary of State on 26 August 2004.

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the terms of such agreement have not been settled by the date which falls two weeks prior to the BETTA go-live date, forthwith enter into an agreement with the system operator for connection to or use of the GB transmission system, or amend an existing agreement, on the basis of the terms offered by the system operator pending resolution of the terms of that agreement by the Authority in accordance with paragraph 11 of condition C18 (Requirement to offer terms for connection or use of the GB transmission system during the transition period) of the system operator’s licence. The Authority’s determination of the terms of any such agreement may, where and to the extent appropriate, take account of and make appropriate adjustments to reflect the difference between the terms of that agreement as settled and the terms of that agreement which applied during the period from the BETTA go-live date to the date upon which the agreement as settled takes effect.

Modifications designated by the Secretary of State on 26 August 2004.

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AMENDMENTS TO STANDARD CONDITION 32 BY THE ALTERATION OF THE DEFINITION OF “data transfer catalogue” AND OMISSION OF THE DEFINITIONS OF “Metering Point Administration Service” AND “metering point administration services”

Condition 32. Interpretation of Section C (Distribution Services Obligations)

“data transfer catalogue”	has the meaning given at paragraph 4(c) of standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement).

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accordance with standard condition 37 (The Metering Point Administration Service and the Master Registration Agreement) or, where the context requires, means the equivalent services provided by any other distribution services provider in accordance with the provisions of its distribution licence.

“permitted purpose”	means the purpose of all or any of the following:

	(a)	the distribution business or any other business or activity within the limits of paragraph 4 of standard condition 43 (Restriction on Activity and Financial Ring Fencing);

	(b)	any business or activity to which the Authority has given its consent in writing in accordance with paragraph 3 (d) of condition 43;and

	(c)	without prejudice to the generality of sub-paragraph (a), any payment or transaction lawfully made or undertaken by the licensee for a purpose within sub-paragraphs 1(b)(i) to (vii) of standard condition 47 (Indebtedness);

Electricity Distribution
Standard Licence Conditions	89	September 2001

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Condition 32A. Convenience Customers
1.	The licensee shall establish and maintain an accurate list of any convenience customers.

2.	The licensee shall update the list referred to in paragraph 1 at least once in every period of 12 months.

Electricity Distribution
Standard Licence Conditions	90	September 2001

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Condition 33. Not used

Electricity Distribution
Standard Licence Conditions	91	September 2001

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Condition 34. Compulsory Acquisition of Land etc.

1.	The powers and rights conferred by or under the provisions of Schedule 3 to the Act (Compulsory Acquisition of Land etc. by Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

	(a)	are comprised within its distribution business; and

	(b)	are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee’s distribution system, whether or not connected to such system.

Electricity Distribution
Standard Licence Conditions	92	September 2001

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Condition 35. Other Powers etc.

1.	The powers and rights conferred by or under the provisions of Schedule 4 to the Act (Other Powers etc. of Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

	(a)	are comprised within its distribution business; and

	(b)	are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee’s distribution system, whether or not connected to such system.

Electricity Distribution
Standard Licence Conditions	93	September 2001

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Condition 36. Basis of Charges for Distributor Metering and Data Services:
Requirements for Transparency

1.	The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of each of the distributor metering and data services, in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which the person would become liable to pay for the provision of such services and of the other terms, likely to have a material impact on the conduct of the person’s business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2.	The statements referred to at paragraph 1 shall include a schedule of charges for each of the distributor metering and data services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3.	The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4.	The licensee shall not in setting its charges for, or in setting the other terms that will apply to the provision of any of the distributor metering and data services, restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter maintenance or data retrieval services.

5.	The licensee:

(a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order that the information set out in such statements shall continue to be accurate in all material respects; and

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Standard Licence Conditions	94	September 2001

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(b) may, with the approval of the Authority, from time to time alter the form of such statements.

6.	The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7.	The licensee shall give or send a copy of the statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy of such statement or statements.

8.	The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority’s estimate of the licensee’s reasonable costs of providing such a statement.

Electricity Distribution
Standard Licence Conditions	95	September 2001

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Condition 36A. Non-Discrimination in the Provision of Distributor Metering and Data Services

1.	In the provision of any of the distributor metering and data services, the licensee shall not discriminate between any persons or class or classes of persons.

2.	Without prejudice to paragraph 1, and subject to the provisions of standard condition 36 (Basis of Charges for Distributor Metering and Data Services: Requirements for Transparency), the licensee shall not make charges for the provision of any of the distributor metering and data services to any person or class or classes of persons which differ from the charges for such provision to any other person or class or classes of person except in so far as such differences reasonably reflect differences in the costs associated with such provision.

Electricity Distribution
Standard Licence Conditions	96	September 2001

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Condition 36B. Requirement to offer Terms for the Provision of Distributor Metering and Data Services

1.	This condition sets out the obligations relating to the following services:

	(a)	the provision of metering equipment which, at the discretion of the licensee, may be metering equipment which is owned by him or by any person other than the person making such application;

	(b)	the installation, commissioning, testing, repair, maintenance, removal and replacement of metering equipment;

	(c)	metering point administration services pursuant to and in accordance with the Master Registration Agreement; and

	(d)	data transfer services.

2.	On application made by any person, the licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision within its distribution services area of such of the services described in sub-paragraphs 1(a), (b) and (c) as may be required.

3.	On application made by any person the licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision of data transfer services.

4.	In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:

	(a)	the date by which the services required shall be provided (time being of the essence, unless otherwise agreed between parties);

	(b)	the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

(i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36 (Basis of Charges for Distributor Metering and Data Services: Requirements for Transparency) or any revision thereof;

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Standard Licence Conditions	97	September 2001

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(ii) to be set in conformity with the requirements of standard condition 36 (Basis of Charges for Distributor Metering and Data Services: Requirements for Transparency); and

	(c)	such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5.	The licensee shall offer terms for agreements in accordance with paragraphs 2 and 3 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6.	The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee being:

	(a)	in breach of its duties under section 9 of the Act;

	(b)	in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

	(c)	in breach of any Grid Code or Distribution Code; or

	(d)	in breach of the conditions.

7.	The licensee shall undertake each of the services referred to in paragraph 1 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act in so far as they relate to the provision of those services.

8.	In the provision of any of the services referred to in paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

9.	The services referred to in paragraph 1 shall collectively be referred to as the distributor metering and data services. For the avoidance of doubt distributor

Electricity Distribution
Standard Licence Conditions	98	September 2001

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metering and data services as referred to in this licence excludes data retrieval, data processing and data aggregation.

10.	In this condition:

	“data retrieval”	means services comprising any or all of the following: the retrieval and verification of meter reading data from electricity meters and the delivery of such data to any person for the purpose of data processing.

	“data processing”	means services comprising any or all of the following: the processing, validation and estimation of meter reading data, and the creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for the purpose of data aggregation.

	“data aggregation”	means services comprising any or all of the following: the collation and summation of meter reading data (whether actual or estimated) and of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for settlement purposes.

Electricity Distribution
Standard Licence Conditions	99	September 2001

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Condition 36C. Functions of the Authority

1.	If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

(a) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 6 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services); and

(b) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) should be in as similar a form as is practicable.

2.	In so far as any person entitled or claiming to be entitled to an offer under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) wishes to proceed on the basis of the agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of any of the distributor metering and data services entered into pursuant to standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) or this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

Electricity Distribution
Standard Licence Conditions	100	September 2001

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4.	The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) relating to distributor metering and data services in respect of such parts of that condition and to such extent as may be specified in the directions.

Electricity Distribution
Standard Licence Conditions	101	September 2001

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AMENDMENTS TO STANDARD CONDITION 37 BY THE OMISSION OF PARAGRAPHS 1 AND 2, THE ADDITION OF NEW PARAGRAPH 1 AND THE ALTERATION OF PARAGRAPHS 3, 4 AND 5 INCLUDING THEIR RENUMBERING TO PARAGRAPHS 2, 3 AND 4 RESPECTIVELY

Condition 37. The Metering Point Administration Service and the Master Registration Agreement

1.	The Metering Point Administration Service shall, where so requested, fulfil within the distribution services area the functions set out in standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) in respect of all premises connected to another distribution system within the distribution services area.

2.	The licensee shall use its best endeavours, in conjunction and co- operation with all other distribution services providers, to prepare and maintain a form of agreement to be known as the Master Registration Agreement.

3.	The Master Registration Agreement shall be an agreement made between:

(a) on the one part, the licensee and all other licensed distributors; and

(b) on the other part:

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(i) all electricity suppliers (or their agents) which require the provision of metering point administration services from at least one licensed distributor; and

(ii) such other persons as are, for settlement purposes, appropriate parties to the agreement.

4.	The Master Registration Agreement shall comprise:

	(a)	terms for the provision of metering point administration services in accordance with the requirements of paragraph 3 of standard condition 14 (Provision of the Metering Point Administration Service and Compliance with the Master Registration Agreement) and the equivalent requirements in the distribution licences of all other licensed distributors;

	(b)	provisions to facilitate, and procedures and practices to be followed by electricity suppliers in relation to changes of electricity supplier in respect of any premises;

	(c)	a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for

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settlement purposes or for any related purposes (the “data transfer catalogue”);

(d)	arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

(e)	provisions (which shall require to be approved in advance by the Authority) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Authority; and

(f)	such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co- ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

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Condition 38. Establishment of a Data Transfer Service

1.	The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers:

	(a)	to establish, or to procure the establishment of, a service to be known as the data transfer service; and

	(b)	subsequently to operate and maintain, or to procure the subsequent operation and maintenance of, such data transfer service in accordance with the provisions of this condition.

2.	The data transfer service shall:

	(a)	provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

	(b)	operate and maintain that network; and

	(c)	provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3.	The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

	(a)	a Metering Point Administration Service operator and an electricity supplier or any agent thereof;

	(b)	a Metering Point Administration Service operator and any person identified in the Balancing and Settlement Code or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the Metering Point Administration Service operator for settlement purposes;

	(c)	any transmission company (or any agent thereof) or Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and an electricity supplier (or any agent thereof);

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	(d)	an electricity supplier (or any agent thereof) and another electricity supplier (or any agent thereof);

	(e)	an electricity supplier and any of its agents;

	(f)	different agents of the same electricity supplier;

	(g)	electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

	(h)	Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and any person (or any agent thereof) who is a party to or complies with the Settlement Agreement for Scotland.

4.	The purposes of this paragraph are to:

	(a)	meet obligations with respect to the transfer of data for settlement purposes;

	(b)	communicate meter reading and meter standing data;

	(c)	facilitate the provision of metering point administration services;

	(d)	communicate distribution use of system information; and

	(e)	fulfil such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by electricity suppliers with the Master Registration Agreement.

5.	The data transfer service shall, where relevant, transmit data in a form which complies with the provisions of the data transfer catalogue.

6.	In fulfilling its obligations under paragraph 1 the licensee shall not, or (if appropriate) shall ensure that any third party acting on the licensee’s instruction or behalf shall not, restrict, distort or prevent competition in the provision of meters, meter maintenance, data retrieval, data processing, data aggregation or prepayment meter services and markets for any of the distributor metering and data services.

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7.	Any obligation placed on the licensee under standard conditions 36A to 36C in respect of the provision of the data transfer service shall (for the purposes of those conditions) be treated as a requirement on the licensee to use its best endeavours, in conjunction and co-operation with all other distribution services providers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and standard conditions 36A to 36C shall apply mutatis mutandis to the provision of data transfer services by the distribution services providers acting co-operatively and by means of procurement of third party services.

8.	Further, in relation to the provision of data transfer services the reference at paragraph 1 of standard condition 36C (Functions of the Authority) to the licensee failing to enter into an agreement shall be a reference to the licensee, in conjunction with all other distribution services providers, failing to enter into, or failing to procure that a third party enters into, an agreement for the provision of those services.

9.	In this condition:

“Metering Point Administration Service operator”	means the licensee or any other distribution services provider in its capacity as a provider of metering point administration services.

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NOTICE
UNDER STANDARD CONDITION 2(6)(B)
OF THE ELECTRICITY DISTRIBUTION LICENCE: STANDARD CONDITIONS

Whereas

(1)	United Utilities Electricity plc (“United Utilities”) is the holder of a distribution licence (“the licence”) treated as granted by a scheme under paragraphs 13 and 17 of Schedule 7 to the Utilities Act 2000 which provides that Section C of the Standard Conditions should have effect.

(2)	Standard Condition 39 in Part II Section C of the Distribution Licence prohibits the disclosure of or authorisation of access to confidential information save in limited specified circumstances.

(3)	Standard Condition 40 in Part II Section C of the Distribution Licence requires the licensee to appoint a competent person (who shall be known as the “compliance officer”) for the purpose of facilitating compliance by the licensee with the relevant duties.

(4)	Standard Condition 2(6)(b) in Part II Section A of the Distribution Licence provides that the Authority may, with the consent of the licensee, provide for Section C (or parts thereof) to cease to have effect in the licence.

(5)	United Utilities have requested the Authority to issue a notice relieving them from its above mentioned obligations under Condition 39 and 40 of their Distribution Licences on the grounds that they no longer have a supply business.

(6)	In response to the requests the Authority is satisfied that, having regard to the purpose of Standard Conditions 39 and 40 and to the principal objective and its general duties, it is appropriate to issue a notice in the manner hereinafter appearing.

The Authority hereby gives notice, in accordance with paragraphs (6)(b) and 7 of Standard Condition 2, that Standard Conditions 39 and 40 of the licence shall cease to have effect from 1 April 2002.

Dated 23 April 2002

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The Schedule

The existing standard licence conditions 39 and 40 is omitted and replaced by the following new standard licence conditions 39 and 40.

Condition 39. Restriction on use of certain information and independence of the Distribution Business
1.	In this Condition and in Condition 40:

‘Confidential information’ means information relating to, or derived from, the distribution business which is not published or otherwise legitimately in the public domain; and

‘Relevant supplier or shipper’ means the holder of an electricity or gas supply licence or a gas shipper’s licence, which is an affiliate or related undertaking of the licensee.

2.	The Licensee shall put in place and at all times maintain managerial and operational systems which prevent any relevant supplier or shipper from having access to confidential information except and to the extent that such information:

	a)	is made available on an equal basis to any gas or electricity supplier or gas shipper or

	b)	appertains to a customer who at the time to which the information relates was a customer of the relevant supplier or

	c)	is of a type that has been confirmed by the Authority in writing as corporate.

3.	The Licensee shall at all times manage and operate the Distribution Business in a way calculated to ensure that it does not restrict, prevent or distort competition in the supply of electricity or gas or the shipping of gas or the generation of electricity.

4.	Unless otherwise directed by the Authority, the Licensee shall no later than 31 May 2002 have in place a statement (in this Condition “the statement”), approved by the

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Authority, describing the practices, procedures and systems which the licensee has adopted (or intends to adopt) to secure compliance with paragraphs 2 and 3.

5.	Where the Authority does not indicate otherwise within 60 days of receipt of the statement, the statement shall be deemed to be approved by the Authority.

6.	The statement shall in particular (but without prejudice to the generality of paragraphs 2 and 3) set out how the Licensee shall:

	a)	maintain the full managerial and operational independence of the Distribution Business from any relevant supplier or shipper ;

	b)	maintain the branding of the distribution business so that it is fully independent from the branding used by any relevant supplier or shipper;

	c)	secure that any arrangements for the use of or access to:

		i)	premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Distribution Business ;

		ii)	systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Distribution Business also have access;

		iii)	equipment, facilities or property employed for the management or operation of the Distribution Business ; or

		iv)	the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Distribution Business ;

by any relevant supplier or shipper or by any person engaged in or in respect of the activities of such a relevant supplier or shipper shall be such as to prevent any breach of the requirements of those paragraphs; and

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	d)	manage the transfer of employees from the Distribution Business to any relevant supplier or shipper.

7.	The Licensee may, with the approval of the Authority, revise the statement prepared in accordance with paragraph 4.

8.	The Licensee shall take all reasonable measures to ensure compliance with the terms of the statement as from time to time revised by the Licensee and approved by the Authority.

9.	The licensee shall publish a copy of the approved statement prepared in accordance with paragraph 4 ( or the latest approved revision) on its company’s website within fifteen working days of its approval by the Authority.

Condition 40. Appointment of Compliance Officer

1.	The Licensee shall ensure, following consultation with the Authority that a competent person (who shall be known as the “compliance officer”) shall be appointed for the purpose of facilitating compliance by the Licensee with standard condition 39, and, insofar as they relate to relationships with relevant suppliers and shippers, standard condition 41 and Paragraph 1 of standard conditions 4A and 36A (together, “the relevant duties”).

2.	The Licensee shall at all times ensure that the compliance officer is engaged for the performance of such duties and tasks as the Licensee considers it appropriate to assign to him for the purposes specified at paragraph 1, which duties and tasks shall include those set out at paragraph 5.

3.	The Licensee shall procure that the compliance officer:

(a) is provided with such staff, premises, equipment, facilities and other resources; and

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	(b)	has such access to the licensee’s premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.

4.	The Licensee shall make available to the compliance officer a copy of any complaint or representation received by it from any person in respect of a matter arising under or by virtue of those standard conditions and parts of standard conditions specified in paragraph 1.

5.	The duties and tasks assigned to the compliance officer shall include:

	(a)	providing relevant advice and information to the Licensee for the purpose of facilitating its compliance with the relevant duties;

	(b)	monitoring the effectiveness of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 4 of standard condition 39;

	(c)	advising whether, to the extent that the implementation of such practices, procedures and systems requires the co-operation of any other person, they are designed so as reasonably to admit of the required co-operation;

	(d)	investigating any complaint or representation made available to him in accordance with paragraph 4;

	(e)	recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

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	(f)	providing relevant advice and information to the Licensee for the purpose of ensuring its effective implementation of:

(i) the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

(ii) any remedial action recommended in accordance with sub- paragraph (e); and

	(g)	reporting annually to the directors of the Licensee - in respect of each year after this standard condition comes into force - as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the Licensee.

6.	As soon as is reasonably practicable following each annual report of the compliance officer, the Licensee shall produce a report:

	(a)	as to its compliance during the relevant year with the relevant duties; and

	(b)	as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39.

7.	The report produced in accordance with paragraph 6 shall in particular:

	(a)	detail the activities of the compliance officer during the relevant year;

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	(b)	refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

	(c)	set out the details of any investigations conducted by the compliance officer, including:

		(i)	the number, type and source of the complaints or representations on which such investigations were based;

		(ii)	the outcome of such investigations; and

		(iii)	any remedial action taken by the Licensee following such investigations.

8.	The Licensee shall submit to the Authority a copy of the report produced in accordance with paragraph 6, and shall publish the report on its website.

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Condition 41. Prohibition of Cross-Subsidies
1.	The licensee shall procure that the distribution business shall not give any cross- subsidy to, or receive any cross-subsidy from, any other business of the licensee or of an affiliate or related undertaking of the licensee.

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Condition 42. Regulatory Accounts
1.	The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared for the consolidated distribution business and showing the financial affairs of the consolidated distribution business.

2.	Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be given subject to such conditions as the Authority considers appropriate), the licensee shall:

	(a)	keep or cause to be kept for the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of the consolidated distribution business so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated distribution business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business of the licensee;

	(b)	prepare on a consistent basis from such accounting records in respect of:

		(i)	each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, and showing separately in respect of the consolidated distribution business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

			(aa)	charged from or to any other business together with a description of the basis of that charge; or

			(bb)	determined by apportionment or allocation between the consolidated distribution business and any other business together with a description of the basis of the apportionment or allocation; and

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(ii) the first six months of each financial year, an interim profit and loss account; and

(iii) each financial year, sufficient accounting information in respect of the consolidated distribution business to allow the preparation of consolidated accounting statements of the licensee or, where applicable, the ultimate controller. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto;

(c)	procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated distribution business to which the statements relate; and

(d)	deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors’ report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph (b)(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditors’ report and accounting information referred to in sub-paragraphs (b)(i), (b)(iii) and (c).

3.	Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority’s prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

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4.	Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5.	Accounting statements and information in respect of a financial year prepared under sub-paragraph 2(b)(i) and (b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition:

	(a)	have the same content and format as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

	(b)	state the accounting policies adopted; and

	(c)	with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, be published with the statutory accounts of the licensee.

6.	Unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and (b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for the consolidated distribution business covering the same period, which shall comprise and show separately:

	(a)	a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

(i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

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(ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985;

(b)	in respect of the consolidated distribution business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the consolidated distribution business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

(c)	such other current cost information as is referred to in the handbook as the Authority may reasonably require;

and shall deliver the same, together with an auditors’ report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively) publish the same with the statutory accounts of the licensee.

7.	References in this condition to costs or liabilities of, or reasonably attributable to, the consolidated distribution business shall be construed as excluding taxation and capital liabilities which do not relate principally to the consolidated distribution business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8.	Without prejudice to paragraph 5 of the terms of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such

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provisions of the Companies Act 1989 are not in force at the date of grant of this licence shall be construed as if such provisions were in force at such date.

9	For the purposes of paragraph 6:

	“alternative accounting rules”	smeans the rules set out in section C of Part II of Schedule 4 to the Companies Act 1985.

	“current cost assets”	means assets of any description mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985.

	“the handbook”	means the handbook issued by the Accounting Standards Committee of the Consultative Committee of Accounting Bodies (CCAB Limited) or any successor body entitled “Accounting for the effects of changing prices: a handbook” in its current edition for the time being or in the event that no such handbook shall be in issue such guidance or publication as may be issued in replacement or substitution therefor.

10.	For the purposes of this condition:

	“consolidated distribution business”	means the consolidation, for regulatory accounting purposes, of the businesses referred to in the definition of “distribution business” as defined in standard condition

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1 (Definitions and Interpretation).

“regulatory accounts”	means the accounts required to be prepared by the licensee pursuant to this condition.

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Condition 42A. Change of Financial Year
1.	The definition of “financial year” in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.

2.	Such notice:

	(a)	shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

	(b)	shall continue in effect until revoked by the licensee issuing a further notice.

3.	While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.

4.	Audited group accounts produced in accordance with paragraph 3:

	(a)	shall comprise consolidated group accounts in respect of the group of companies;

	(b)	shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;

	(c)	shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;

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	(d)	may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

	(e)	shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.

5.	The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee’s financial year- end will change with effect from the date specified in the new notice. The new notice shall specify the licensee’s new financial year-end.

6.	No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts produced in compliance with standard condition 42 (Regulatory Accounts). No provisions of this condition shall affect the licensee’s obligations in respect of payment of licence fees under standard condition 3 (Payments by the Licensee to the Authority).

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Condition 43. Restriction on Activity and Financial Ring Fencing
1.	Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry on any activity other than the distribution business.

2.	The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

	(a)	shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose; or

	(b)	shares or other investments in a body corporate which is a subsidiary of the licensee and incorporated by it solely for the purpose of raising finance for the distribution business; or

	(c)	investments acquired in the usual and ordinary course of the licensee’s treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or in the absence of any such requirement recommended) from time to time for listed companies in the United Kingdom.

3.	Subject to the provisions of paragraph 2 nothing in this condition shall prevent:

	(a)	any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

	(b)	the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

	(c)	the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

	(d)	the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing;

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4.	Nothing in this condition shall prevent the licensee or an affiliate or related undertaking of the licensee in which the licensee holds shares or other investments (a ‘relevant associate’) conducting de-minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

	(a)	For the purpose of this paragraph “ de-minimis business” means any business or activity carried on by the licensee or a relevant associate or relevant associates other than:

		(i)	the distribution business; and

		(ii)	any other business activity to which the Authority has given its consent in writing in accordance with paragraph 3(d).

(b)	The licensee or a relevant associate may carry on de-minimis business provided that the relevant associate carries on no other business except activities of the distribution business and business activities authorised by the Authority under paragraph 3(d), and neither of the following limitations is exceeded, namely:

	(i)	the aggregate turnover of all the de-minimis business carried on by the licensee and all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2½% of the aggregate turnover of the distribution business as shown by the most recent audited accounting statements of the licensee produced under paragraphs 2(b)(i) and (c) of standard condition 42 (Regulatory Accounts); and

	(ii)	the aggregate amount (determined in accordance with sub-paragraph (d) below) of all investments made by the licensee and all its relevant associates in their de-minimis business or de-minimis businesses does not at any time after the date this condition takes effect in this licence exceed 2½% of the sum of share capital in issue, share premium and consolidated reserves of the licensee as shown by its most recent audited historical cost financial statements then available.

(c)	For the purpose of sub-paragraph (b) of this paragraph, “investment” means any form of financial support or assistance given by or on behalf of the

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licensee or a relevant associate for the de-minimis business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

(d)	At any relevant time, the amount of an investment shall be the sum of:

	(i)	the value at which such investment was included in the audited historical cost balance sheet of the licensee or a relevant associate as at its latest accounting reference date to have occurred prior to the date this condition takes effect in this licence (or, where the investment was not so included, zero);

	(ii)	the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee or a relevant associate in respect of such investment in all completed accounting reference periods since such accounting reference date; and

	(iii)	all commitments and liabilities (whether actual or contingent) of the licensee or a relevant associate relating to such investment outstanding at the end of the most recently completed accounting reference period.

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Condition 44. Availability of Resources
1.	The licensee shall at all times act in a manner calculated to secure that it has available to it all such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities on such terms and with all such rights as shall ensure that it is at all times able:

	(a)	to properly and efficiently to carry on the distribution business; and

	(b)	to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the distribution business including, without limitation, its duty to develop and maintain an efficient, co-ordinated and economical system of electricity distribution.

2.	The licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted in June of each year. Each certificate shall be in one of the following forms:

	(a)	“After making enquiries, the directors of the licensee have a reasonable expectation that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate.”

	(b)	“After making enquiries, the directors of the licensee have a reasonable expectation, subject to what is said below, that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the distribution business.”

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(c) “In the opinion of the directors of the licensee, the licensee will not have available to it sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate.”

3.	The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving that certificate.

4.	The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5.	The licensee shall use its best endeavours to obtain and submit to the Authority with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6.	The directors of the licensee shall not declare or recommend a dividend, nor shall the licensee make any other form of distribution within the meaning of section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee shall have issued to the Authority a certificate complying with the following requirements of this paragraph.

(a) The certificate shall be in the following form:

“After making enquiries, the directors of the licensee are satisfied:

(i) that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition 24 (Provision of Information to the Authority), standard condition 43 (Restriction on Activity and Financial Ring-fencing), standard condition 44 (Availability of Resources), standard condition 45 (Undertaking from Ultimate

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Controller), standard condition 46 (Credit Rating) and paragraph 1 of standard condition 47 ( Indebtedness) of the licence; and

(ii) that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the licensee to be in breach to a material extent of any of these obligations in the future.

(b)	The certificate shall be signed by a director of the licensee and approved by a resolution of the board of directors of the licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

(c)	Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend provided such payment is made within six months of that certificate.

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Condition 45. Undertaking from Ultimate Controller
1.	The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in the form specified by the Authority that that ultimate controller (“the covenantor”) will refrain from any action, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the covenantor (other than the licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the licensee to breach any of its obligations under the Act or this licence. Such undertaking shall be obtained within 7 days of the company or other person in question becoming an ultimate controller and shall remain in force for as long as the licensee remains the holder of this licence and the covenantor remains an ultimate controller of the licensee.

2.	The licensee shall:

	(a)	deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with its obligation to procure undertakings pursuant to paragraph 1;

	(b)	inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

	(c)	comply with any direction from the Authority to enforce any such undertaking;

and shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or of any of the subsidiaries of any such corporate ultimate controller (other than the subsidiaries of the licensee) at a time when,

(i) an undertaking complying with paragraph 1 is not in place in relation to that ultimate controller; or

(ii) there is an unremedied breach of such undertaking; or

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(iii)	the licensee is in breach of the terms of any direction issued by the Authority under paragraph 2 of this condition.

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Condition 46. Credit Rating of Licensee

1.	The licensee shall use all reasonable endeavours to ensure that the licensee maintains at all times an investment grade issuer credit rating.

2.	In this condition:

	“investment grade issuer credit rating”	means:

		(a)	an issuer rating of not less than BBB- by Standard & Poor’s Ratings Group or any of its subsidiaries or a corporate rating of not less than Baa3 by Moody’s Investors Service, Inc. or any of its subsidiaries or such higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating, or

		(b)	an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in the United Kingdom and the United States of America.

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Condition 47. Indebtedness

1.	In addition to the requirements of standard condition 29 (Disposal of Relevant Assets), the licensee shall not without the prior written consent of the Authority (following the disclosure by the licensee of all material facts):

	(a)	create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

		(i)	on an arm’s length basis;

		(ii)	on normal commercial terms;

		(iii)	for a permitted purpose; and

		(iv)	(if the transaction is within the ambit of standard condition 29 (Disposal of Relevant Assets)) in accordance with that condition;

	(b)	transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

		(i)	a dividend or other distribution out of distributable reserves;

		(ii)	repayment of capital;

		(iii)	payment properly due for any goods, services or assets provided on an arm’s length basis and on normal commercial terms;

		(iv)	a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm’s length basis, on normal commercial terms and made in compliance with the payment condition;

		(v)	repayment of or payment of interest on a loan not prohibited by sub- paragraph (a);

		(vi)	payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received ; or

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(vii) an acquisition of shares or other investments in conformity with paragraph 2 of standard condition 43 (Restriction on Activity and Financial Ring Fencing) made on an arm’s length basis and on normal commercial terms;

(c)	enter into an agreement or incur a commitment incorporating a cross-default obligation; or

(d)	continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at the date this condition takes effect in this licence, save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous.

(e)	the provisions of sub-paragraphs (c) and (d) of this paragraph shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of sub-paragraph (a).

(f)	The payment condition referred to in sub-paragraph (b)(iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:

(i) the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

(ii) the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

2	In this condition:

	“cross-default obligation”	means a term of any agreement or arrangement whereby the licensee’s liability to pay or repay

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any debt or other sum arises or is increased or accelerated or is capable of arising, increasing or of acceleration by reason of a default (howsoever such default may be described or defined) by any person other than the licensee, unless:

	(i)	that liability can arise only as the result of a default by a subsidiary of the licensee,

	(ii)	the licensee holds a majority of the voting rights in that subsidiary and has the right to appoint or remove a majority of its board of directors, and

	(iii)	that subsidiary carries on business only for a purpose within paragraph (a) of the definition of permitted purpose.

“indebtedness”	means all liabilities now or hereafter due, owing or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

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Condition 48. Last Resort Supply: Payment Claims
1.	This condition sets out the circumstances in which the licensee shall increase its use of system charges in order to compensate any electricity supplier (a “claimant”) which claims for losses that it has incurred in complying with a last resort supply direction.

2.	The following provisions apply where the licensee receives from a claimant a valid claim for a last resort supply payment.

3.	Where the licensee receives a valid claim it shall, during the relevant year, make a consequential increase to its use of system charges in respect of that year which relate to the distribution of electricity to premises to such an extent as it reasonably estimates to be appropriate to secure that such consequential increase in its revenue equals the specified amount.

3.	The licensee shall, during, or as soon as practicable after the end of, the relevant year, pay to the claimant, by quarterly or monthly instalments (as specified in the claim), the amount of that consequential increase in revenue mentioned in paragraph 3 to the extent that it does not exceed the specified amount.

4.	If the amount paid to the claimant under paragraph 4 is less than the specified amount, the licensee shall in the following year –

(a) pay to the claimant (in accordance with any directions given by the Authority) the shortfall together with 12 months’ interest thereon; and

(b) increase the charges which relate to the distribution of electricity to premises during the year following the relevant year to such extent as it reasonably estimates to be appropriate to secure that the consequential increase in its revenue equals the amount of that shortfall together with 12 months’ interest thereon.

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5.	If the amount of the consequential increase mentioned in paragraph 3 exceeds the specified amount, the licensee shall, during the year following the relevant year, decrease the charges which relate to the distribution of electricity to premises to the extent that it reasonably estimates to be necessary in order to reduce its use of system revenue for that year by an amount equal to the excess together with 12 months’ interest thereon.

6.	Any question whether any estimate for the purposes of paragraph 3, 5 or 6 is a reasonable one shall be determined by the Authority.

7.	The licensee shall not enter into any use of system agreement with an electricity supplier which does not permit variation of its use of system charges in pursuance of this condition.

8.	The provisions of this condition shall have effect notwithstanding that the licensee has not provided the notice required by paragraph 13 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency).

9.	In calculating the licensee’s use of system revenue during any period for the purposes of a price control condition any increase or decrease in revenue attributable to the licensee’s compliance with this condition shall be treated as if it had not occurred.

11.	The licensee shall prepare, in respect of each year in which it increases or decreases charges in pursuance of paragraph 3, 5 or 6, a statement showing -

(a) the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 3;

(b) the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 5;

(c) the aggregate amount of the decrease in its revenue resulting from decreases in charges in pursuance of paragraph 6; and

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(d)	in the case of each last resort supply payment, the aggregate payments to the claimant made in respect of the year in question (whenever those payments were made).

12.	The licensee shall give the statements referred to in paragraph 11 to the Authority within the first 4 months of the year following that to which they relate.

13.	On giving the statement mentioned in paragraph 11(d) to the Authority, the licensee shall publish it in such manner as, in the reasonable opinion of the licensee, will secure adequate publicity for it.

14.	Where the licensee receives more than one claim for a last resort payment, this condition (other than sub-paragraphs 11(a), (b) and (c)) shall apply separately as respects each separate claim but in so far as it results in changes to the licensee’s use of system charges it shall have the cumulative effect of such separate applications.

15.	(a) For the purposes of this condition –

“last resort supply direction” and “last resort supply payment” have, respectively the meanings given to them in standard conditions 29 (Supplier of Last Resort) and 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence;

“price control condition” means any condition of the licence which places a monetary limitation on the use of system charges which may be levied or the use of system revenue which may be recovered by the licensee during a given period; “relevant year” means, in relation to any valid claim -

(a) where the claim was received by the licensee at least 60 days before the beginning of a year, that year; or

(b) where the claim was received by the licensee less than 60 days before the beginning of a year, the next year;

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“specified amount” means the amount specified on a valid claim together with interest calculated in accordance with sub-paragraph (b);

“valid claim” means a claim for which a claimant has been give a consent by the Authority pursuant to standard condition 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence; and “year” means a period of 12 months beginning with 1st April.

(b) The interest referred to in sub-paragraph (a) is simple interest for the period commencing with the date on which the valid claim was received by the licensee and ending with the date which is 61 days before the start of the relevant year, except where that period is of 30 days or less, in which case no interest shall be payable.

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Condition 49. Incentive Scheme and Associated Information
1.	The principal purpose of this condition is to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by each distribution services provider so as:

(a) to facilitate the establishment and operation of an incentive scheme (“the scheme”) to improve the operation and delivery of appropriate outputs of the licensee; and

(b) to monitor any perverse incentives arising from the collection and publication of such information and from the operation of the scheme and the charge restriction conditions.

2.	The licensee shall establish appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with Regulatory Instructions and Guidance (including any associated information specified therein).

3.	For the purposes of this condition:

"charge restriction conditions” shall have the same meaning as in special condition A (Definitions) for licensed distributors in England and Wales or special condition B for licensed distributors in Scotland;

“charging review date” means the date from which modifications to the charge restriction conditions relating to all distribution services providers have effect:

(a) whether before or after the date upon which the modifications are made;

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(b)	whether or not the same modifications are made in respect of each distribution services provider; and

(c)	where such modifications have been proposed by the Authority following a review by the Authority of the charge restriction conditions (or that part to which the modifications relate) in relation to all distribution services providers;

“Regulatory Instructions and Guidance” means any instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by notice under paragraph 9 and may include:

(a)	instructions and guidance as to the establishment of different systems, processes, procedures and manners for providing and recording information and of standards for different classes of information;

(b)	a timetable for the development of the systems, processes and procedures required to achieve the appropriate standards of accuracy and reliability with which specified information shall be recorded;

(c)	the meaning of words and phrases used in defining specified information;

(d)	requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

(e)	requirements as to the form and manner in which specified information shall be provided to the Authority;

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(f)	requirements as to the manner in which specified information shall be recorded and as to the standards of accuracy and reliability with which it shall be recorded; and

(g)	a statement as to whether and to what extent each category of specified information is required for the purposes of the scheme;

“specified information” means:

(a)	the number of interruptions in the supply of electricity through the licensee’s distribution system which occur in each period of 12 months commencing on 1 April in each calendar year and have a duration of –

	(i)	less than three minutes, together (in respect of each interruption) with the number of customers whose supply was interrupted and the cause of that interruption; and

	(ii)	three minutes or more, together (in respect of each interruption) with –

		(aa)	the number of customers whose supply of electricity was interrupted and the duration of the interruption;

		(bb)	the source, voltage level and HV circuit; and

		(cc)	the aggregate number of re-interruptions;

(b)	in relation to telephone calls made to the enquiry service operated under paragraph 1 of standard condition 6 (Safety and Security of Supplies Enquiry Service) –

	(i)	the speed of response for answering each call; and

	(ii)	in the case of each call answered by a human operator -

		(aa)	the telephone number of the caller;

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(bb) the time of the call; and

(cc) if known, the name of the caller and whether the caller is or is not a domestic customer;

	(c)	(i)	the aggregate number and cause of faults occurring in specified classes or types of electrical plant or electric lines:

		(ii)	a statement setting out the asset management strategy of the licensee in respect of the licensee’s distribution system; and

		(iii)	a statement of the reasons for any material increase or decrease in the number and cause of faults referred to in sub-paragraph (i) having regard to equivalent data held in respect of previous years; and

	(d)	such other information as may from time to time be specified by the Authority, by notice to the licensee in accordance with paragraph 9.

4.	The licensee shall collect specified information in respect of:

		(a)	the matters specified in sub-paragraphs (a), (b) and (c) of the definition of specified information from and including 1 April 2001; and

		(b)	any matter specified under sub-paragraph (d) of that definition from the date specified in a notice given in accordance with paragraph 9.

5.	The licensee shall provide to the Authority:

		(a)	the information referred to in sub-paragraph (b)(ii) of the definition of specified information for each week within 4 days of the end of that week;

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	(b)	the information referred to in sub-paragraphs (a),(b)(i) and (c) of that definition on or before 31 May 2002 and 30 April in each succeeding year (or such later date as the Authority may by notice specify) in respect of the period of 12 months expiring on the preceding 31 March; and

	(c)	the information referred to in sub-paragraph (d) of that definition in respect of such period and by such date as shall be specified in the relevant notice given under that sub-paragraph.

6.	The licensee shall permit a person or persons nominated by the Authority (in each case “an examiner”) to examine the systems, processes and procedures referred to in paragraph 2 and their operation, the specified information and the extent to which each complies, and is in accordance, with Regulatory Instructions and Guidance.

7.	The licensee shall (and shall procure, insofar as it is able to do so, that any affiliate of the licensee, any person by whom it procures the performance of the obligation in paragraph 2 and any auditor of such person or of the licensee shall) co-operate fully with an examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8.	The licensee’s obligation under paragraph 7 to co-operate or procure co-operation with an examiner shall include, without limitation and insofar as necessary or expedient for such purpose, in each case subject to reasonable prior notice to the licensee:

	(a)	providing access to management, employees, agents or independent contractors of the licensee sufficient to enable the examiner to make any enquiries and to discuss any matters which he reasonably considers to be relevant to the carrying out of the examination;

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	(b)	giving to the examiner access at reasonable hours to any premises occupied by the licensee or any other person in performing the obligations set out in this condition; and

	(c)	allowing the examiner at reasonable hours:

		(i)	to inspect and make copies of, and take extracts from, any documents and records of the licensee maintained in relation to specified information (other than information which is subject to legal privilege);

		(ii)	to carry out inspections, measurements and tests on or in relation to any systems maintained and operated for or in relation to the requirements of this condition; and

		(iii)	to take onto such premises or onto or into any assets used for the purpose of the licensee such other persons and such equipment as may be necessary or expedient for the purpose of carrying out the examination.

9.	A notice published by the Authority which adds to the categories of specified information or which modifies Regulatory Instructions and Guidance (in each case, an “amendment”) shall have effect where the Authority has:

	(a)	given prior notice to all distribution services providers:

		(i)	stating that it proposes to make the amendment and setting out its effect, the date it is proposed it should take effect and (where relevant) whether the additional category of specified information is required for the purposes of the scheme;

		(ii)	stating the reasons why it proposes to make the amendment; and

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		(iii)	specifying the time (not being less than 28 days from the date of publication of the notice) within which representations or objections with respect to the proposed amendment may be made; and

	(b)	considered any representations or objections which are duly made and not withdrawn.

10.	A notice under paragraph 9 may not, where the amendment relates to a requirement in Regulatory Instructions and Guidance to provide any specified information to a greater level of accuracy or the introduction of an additional category of specified information which is or is intended to be required for the purposes of the scheme, specify a date for the purpose of paragraph 9(a)(i) other than a charging review date nor be given less than 12 months prior to that date unless all distribution services providers have agreed an alternative date or period of notice.

11.	The reasons for proposing an amendment which relates to any change in Regulatory Instructions and Guidance (other than that referred to in paragraph 10) in respect of specified information which is or is intended to be required for the purposes of the scheme may have regard in particular to the desirability of:

		(i)	removing or reducing inconsistencies between distribution services providers in the application of the Regulatory Instructions and Guidance or its interpretation;

		(ii)	improving the presentation or style of the Regulatory Instructions and Guidance or of the form and manner in which the specified information is to be provided;

		(iii)	summarising the terms of reference and instructions from time to time given to an examiner; or

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(iv)	setting out any of the matters referred to in paragraphs (a) to (f) of the definition of Regulatory Instructions and Guidance in respect of any additional category of specified information so as more effectively to achieve the purposes of this condition.

Department of Trade and Industry

September 2001

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